AMENDED AND RESTATED CREDIT AGREEMENT





                           Dated as of April 6, 1999



                                     among





                          THE MANITOWOC COMPANY, INC.

                                  as Borrower,





                     CERTAIN SUBSIDIARIES FROM TIME TO TIME

                                PARTIES HERETO,

                                 as Guarantors,





                              THE SEVERAL LENDERS

                        FROM TIME TO TIME PARTIES HERETO





                               NATIONSBANK, N.A.,

                                    as Agent



                                      and



                                FLEET BANK, N.A.

                             as Documentation Agent



                               TABLE OF CONTENTS



SECTION 1  DEFINITIONS   7

1.1 Definitions.    7

1.2 Other Definitional Provisions. 41

1.3 Accounting Terms and Determinations.     42

SECTION 2  CREDIT FACILITIES  43

2.1 Revolving Loans.     43

2.2 Swingline Loan Subfacility.    46

2.3 Letter of Credit Subfacility.  48

SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES   54

3.1 Default Rate.   54

3.2 Extension and Conversion. 54

3.3 Reductions in Commitments and Prepayments.    55

3.4 Fees. 57

3.5 Capital Adequacy.    58

3.6 Inability To Determine Interest Rate.    59

3.7 Illegality.     60

3.8 Requirements of Law. 60

3.9 Taxes.     62

3.10 Indemnity.     66

3.11 Pro Rata Treatment. 67

3.12 Sharing of Payments.     68

3.13 Place and Manner of Payments. 69

3.14 Indemnification; Nature of Issuing Lender's Duties.    70

SECTION 4  GUARANTY 73

4.1 The Guaranty.   73

4.2 Obligations Unconditional.     73

4.3 Reinstatement.  75

4.4 Certain Additional Waivers.    76

4.5 Remedies.  76

4.6 Continuing Guarantee.     76

SECTION 5  CONDITIONS    77



5.1 Conditions to Closing Date.    77

5.2 Conditions to All Extensions of Credit.  79

SECTION 6  REPRESENTATIONS AND WARRANTIES    80

6.1 Financial Condition. 81

6.2 No Change. 81

6.3 Corporate Existence; Compliance with Law.     81

6.4 Corporate Power; Authorization; Enforceable Obligations .    82

6.5 No Legal Bar; No Default. 82

6.6 No Material Litigation.   83

6.7 Investment Company Act.   83

6.8 Federal Regulations. 83

6.9 ERISA.     84

6.10 Environmental Matters.   85

6.11 Use of Proceeds.    86

6.12 Subsidiaries.  86

6.13 Taxes.    87

6.14 Solvency. 87

6.15 Year 2000 Compliance.    88

6.16 Licenses, Permits and Franchises.  88

SECTION 7  AFFIRMATIVE COVENANTS   89

7.1 Financial Statements.     89

7.2 Certificates; Other Information.    90

7.3 Payment of Obligations.   91

7.4 Conduct of Business and Maintenance of Existence.  92

7.5 Maintenance of Property; Insurance. 92

7.6 Inspection of Property; Books and Records; Discussions. 92

7.7 Notices.   93

7.8 Environmental Laws.  94

7.9 Financial Covenants. 95

7.10 Additional Subsidiary Guarantors.  96

7.11 Year 2000 Compatibility. 96



7.12 Amendment of Note Purchase Agreement.   96

SECTION 8  NEGATIVE COVENANTS 97

8.1 Indebtedness.   97

8.2 Liens.     99

8.3 Nature of Business.  100

8.4 Consolidation, Merger, Sale or Purchase of Assets, etc. 100

8.5 Advances, Investments and Loans.    103

8.6 Transactions with Affiliates.  103

8.7 Ownership of Subsidiaries.     103

8.8 Fiscal Year.    103

8.9 Prepayments of Indebtedness, etc.   103

8.10 Dividends.     105

8.11 Foreign Assets.     105

SECTION 9  EVENTS OF DEFAULT  105

SECTION 10  AGENCY PROVISIONS 110

10.1 Appointment.   110

10.2 Delegation of Duties.    111

10.3 Exculpatory Provisions.  112

10.4 Reliance on Communications.   112

10.5 Notice of Default.  113

10.6 Non-Reliance on Agent and Other Lenders.     114

10.7 Indemnification.    114

10.8 Agent in its Individual Capacity.  115

10.9 Successor Agent.    116

SECTION 11  MISCELLANEOUS     117

11.1 Amendments and Waivers.  117

11.2 Notices.  118

11.3 No Waiver; Cumulative Remedies.    120

11.4 Survival of Representations and Warranties.  120

11.5 Payment of Expenses and Taxes.     120

11.6 Successors and Assigns; Participations; Purchasing Lenders. 122



11.7 Adjustments; Set-off.    126

11.8 Table of Contents and Section Headings. 128

11.9 Counterparts.  128

11.10 Severability. 128

11.11 Integration.  129

11.12 Governing Law.     129

11.13 Consent to Jurisdiction and Service of Process.  129

11.14 Confidentiality.   130

11.15 Acknowledgments.   131

11.16 Waivers of Jury Trial.  131







                                   SCHEDULES



Schedule 2.1(a)     Schedule of Lenders and Commitments

Schedule 2.1(b)(i)  Form of Borrowing Notice for Revolving Loans and Swingline

                    Loans

Schedule 2.1(e)     Form of Revolving Note

Schedule 2.2(d)     Form of Swingline Note

Schedule 2.3(a)     Existing Letters of Credit

Schedule 3.2        Form of Notice for Conversion/Extension of Revolving Loans

Schedule 3.9        Section 3.9 Certificate

Schedule 5.1(j)     Form of Certificate of Secretary of the Borrower

Schedule 6.6        Litigation

Schedule 6.12       Subsidiaries

Schedule 7.10       Form of Joinder Agreement

Schedule 8.1(b)     Indebtedness

Schedule 8.2        Existing Liens

Schedule 10.10      Form of Sharing Agreement

Schedule 11.2       Schedule of Lenders and Commitments



Schedule 11.6       Form of Commitment Transfer Supplement



                     AMENDED AND RESTATED CREDIT AGREEMENT



      THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 6, 1999 (the

"Credit Agreement"), is by and among THE MANITOWOC COMPANY, INC., a Wisconsin corporation (the "Borrower"), those Subsidiaries identified as a "Guarantor" on the signature pages hereto and such other Subsidiaries as may from time to time become a party hereto (the "Guarantors"), the several lenders identified on the signature pages hereto and such other lenders as may from time to time become a party hereto (the "Lenders"), and NATIONSBANK, N.A., as agent for the Lenders

(in such capacity, the "Agent") and FLEET BANK, N.A., as documentation agent (in such capacity, the "Documentation Agent").



                              W I T N E S S E T H



      WHEREAS, a $203,133,860.25 Revolving Credit and Term Loan Facility was

established in favor of the Borrower pursuant to the terms of that Credit

Agreement dated as of October 28, 1997 (as amended and modified, the "Prior

Credit Agreement") among the Borrower, the subsidiaries and affiliates identified therein, as guarantors, the lenders identified therein, and

NationsBank, N.A., as Agent;



      WHEREAS, the Borrower has requested that the credit facility established pursuant to the Prior Credit Agreement be increased, modified and amended as provided hereby and that the Prior Credit Agreement be replaced with this Credit

Agreement;



      WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;



      NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Prior Credit Agreement is hereby amended and restated in its entirety and the parties hereto agree as follows:





                                   SECTION 1



                                  DEFINITIONS



     1.1  Definitions.

      As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:



      "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement in accordance with

     Section 7.10.



      "Affiliate" means, with respect to any Person, any other Person (i)

     directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such

     Person.  For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such

     Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and

     "controlled" have meanings correlative to the foregoing.



      "Agent" means NationsBank, N.A. and any successors and assigns in such capacity.



      "Agent's Fee Letter" means the letter agreement dated as of February 1,

     1999 among NationsBank, N.A., NationsBanc Montgomery Securities LLC and the

     Borrower, as amended, modified, supplemented or replaced from time to time.



      "Agent's Fees" means such term as defined in Section 3.4(d).



      "Aggregate Revolving Committed Amount" means the aggregate amount of all of the Revolving Commitments in effect from time to time.



      "Applicable Percentage" means, for any day, the rate per annum set forth below opposite the applicable Pricing Level then in effect as shown below,

     it being understood that the Applicable Percentage for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Loans", (ii)

     Eurodollar Loans shall be the percentage set forth under the column

     "Eurodollar Loans and Letter of Credit Fee", (iii) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee", and (iv) the

     Letter of Credit Fee shall be the percentage set forth under the column

     "Eurodollar Loans and Letter of Credit Fee":



Pricing     Consolidated     Base Rate   Eurodollar Loans

 Level        Leverage         Loans           and          Commitment

               Ratio                     Letter of Credit       Fee

                                               Fee





   I         >_3.0:1.0          0%            1.000%          0.250%

   II       <3.0:1.0 but        0%            0.875%          0.225%

             >_2.5:1.0

  III       <2.5:1.0 but        0%            0.750%          0.200%

             >_2.0:1.0

   IV       <2.0:1.0 but        0%            0.625%          0.175%



             >_1.5:1.0

   V        <1.5:1.0 but        0%            0.500%          0.150%

             >_1.0:1.0

   VI         <1.0:1.0          0%            0.375%          0.125%



     The Applicable Percentage shall, in each case, be determined and adjusted quarterly by the Agent as soon as practicable (but in any event within 5

     Business Days) after delivery of the annual and quarterly compliance certificates and related financial information required by Section 7.1(a),

     Section 7.1(b) and Section 7.2(b), as appropriate, provided that the date of determination and adjustment shall not be later than the date 5 Business

     Days after the date by which the Borrower is required to provide such annual and quarterly compliance certificates and related financial information in accordance with Section 7.1(a), Section 7.1(b) and Section

     7.2(b), as appropriate (each an "Interest Determination Date"), based on the information contained in such annual and quarterly compliance certificates and related financial information; provided, further, that if the annual and quarterly compliance certificates and related financial information required by Section 7.1(a), Section 7.1(b) and Section 7.2(b),

     as appropriate, are not delivered to the Agent by the date required in

     Section 7.1(a), Section 7.1(b) and Section 7.2(b), as appropriate, the

     Applicable Percentages shall be based on Pricing Level I until such time as the annual and quarterly compliance certificates and related financial information are delivered to the Agent.  Such Applicable Percentage shall be effective from such Interest Determination Date until the next such

     Interest Determination Date.  The Agent shall determine the appropriate

     Pricing Level promptly upon its receipt of the annual or quarterly financial information, as appropriate, and promptly notify the Borrower and the Lenders of any change thereof.  Such determinations by the Agent shall be conclusive absent manifest error.  For purposes hereof, the initial

     Applicable Percentage shall be set at Pricing Level IV and shall remain at



     Pricing Level IV until the Interest Determination Date to occur in connection with the delivery of the quarterly financial information required by Section 7.1(b) for the fiscal quarter ending March 31, 1999.



      "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1%

     or (b) the Prime Rate in effect on such day.  If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the

     Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds

     Rate, respectively.



      "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.



      "Borrower" means the Person identified as such in the heading hereof,

     together with any successors and permitted assigns.



      "Borrowing Date" means in respect of any Loan, the date such Loan is made.



      "Business" means such term as defined in Section 6.10(b).



      "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina, Chicago, Illinois or



     Manitowoc, Wisconsin are authorized or required by law to close, except that, when used in connection with a rate determination, borrowing or payment in respect of a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in

     London, England.



      "Capital Lease" means any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.



      "Capital Lease Obligations" means the capital lease obligations relating to a Capital Lease determined in accordance with GAAP.



      "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the

     United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S.

     dollar denominated time deposits and certificates of deposit of (i) any

     Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition, (c)

     commercial paper and variable or fixed rate notes issued by any Approved

     Bank (or by the parent company thereof) or any variable or fixed rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company



     (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the

     Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations,

     (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, having a long term rating of at least Aa-3 or AA- by Moody's or S&P, respectively, (f)

     Investments in municipal auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every

     365 days and (g) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment

     Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to investments of the character described in the foregoing subdivisions (a) through (f).



      "Closing Date" means the date hereof.



      "Code" means the Internal Revenue Code of 1986, as amended from time to time.



      "Commitment" means the Revolving Commitment and the LOC Commitment,

     individually or collectively, as appropriate.



      "Commitment Fee" means such term as defined in Section 3.4(a).



      "Commitment Percentage" means the Revolving Commitment Percentage and/or the LOC Commitment Percentage, as appropriate.



      "Commitment Period" means the period from and including the Closing Date to but not including the Termination Date.



      "Commitment Transfer Supplement" means a Commitment Transfer Supplement,

     substantially in the form of Schedule 11.6(c).



      "Commonly Controlled Entity" means an entity, whether or not incorporated,

     which is under common control with the Borrower within the meaning of

     Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.



      "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated

     Net Income plus (ii) to the extent deducted in determining net income, (A)

     Consolidated Interest Expense, (B) all provisions for any Federal, state or other income taxes and (C) depreciation, amortization and other non-cash charges, in each case for the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP applied on a consistent basis.  Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.



      "Consolidated Funded Debt" means Funded Debt of the Borrower and its

     Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis.



      "Consolidated Interest Coverage Ratio" means, as of the last day of any fiscal quarter for the period of four consecutive fiscal quarters ending as of such day, the ratio of Consolidated EBITDA to Consolidated Interest

     Expense.



      "Consolidated Interest Expense" means for any period, all interest expense, including the amortization of debt discount and premium and the interest component under Capital Leases for the Borrower and its

     Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis.  The applicable period shall be for the four consecutive quarters ending as of the date of determination.



      "Consolidated Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of Consolidated Funded Debt on such day to Consolidated

     EBITDA for the period of four consecutive fiscal quarters ending as of such day.



      "Consolidated Net Income" means for any period, the net income of the

     Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding for purposes of determining the Consolidated Leverage Ratio and the

     Consolidated Interest Coverage Ratio any extraordinary gains or losses, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses.  The applicable period shall be for the four consecutive quarters ending as of the date of computation.



      "Consolidated Net Worth" means total stockholders' equity of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP applied on a consistent basis.



     "Consolidated Tangible Assets" means for the Borrower and its Subsidiaries on a consolidated basis, total assets minus goodwill, patents, trade names,

trademarks, copyrights, franchises, experimental expense, organizational expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance and prepaid taxes), and such other assets as are properly classified as "intangible assets" in accordance with GAAP.



      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.



      "Credit Documents" means this Credit Agreement, the Notes, any Joinder

     Agreement, the Agent's Fee Letter, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.



      "Credit Party" means any of the Borrower and the Guarantors.



      "Credit Party Obligations" means, without duplication, (i) all of the obligations of the Borrower and the other Credit Parties to the Lenders,

     the Agent, the Documentation Agent and the Issuing Lender (including the obligations to pay principal of and interest on the Loans, to pay LOC

     Obligations, to pay all Fees, to provide cash collateral in respect of

     Letters of Credit, to pay certain expenses and the obligations arising in connection with various indemnities) whenever arising, under this Credit

     Agreement, the Notes or any other of the Credit Documents to which the

     Borrower or any other Credit Party is a party (including, but not limited to, all interest accruing from and after the commencement of any case,

     proceeding or action under any existing or future laws relating to bankruptcy or insolvency with respect to the Borrower, regardless of whether such interest is an allowed claim under the Bankruptcy Code in

     Title 11 of the United States Code), and (ii) all liabilities and obligations whenever arising, owing by the Borrower to any Lender or any affiliate of a Lender arising, under any interest rate protection agreement or foreign currency exchange agreement permitted hereunder.



      "Debt Transaction" means any sale, issuance or placement of Indebtedness for borrowed money, including senior or subordinated debt, whether or not evidenced by promissory note or other written evidence of indebtedness, of the Borrower or any of its Subsidiaries, except for Indebtedness permitted to be incurred pursuant to Section 8.1.



      "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.



      "Defaulting Lender" means at any time, any Lender that, at such time (a)

     has failed to make a Loan or advance required pursuant to the terms of this

     Credit Agreement, including the funding of a Participation Interest in accordance with the terms hereof, (b) has failed to pay to the Agent or any

     Lender an amount owed by such Lender pursuant to the terms of this Credit

     Agreement, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.



      "Documentation Agent" means Fleet Bank, N.A. and any successors and assigns in such capacity.



      "Dollars" and "$" means dollars in lawful currency of the United States of

     America.



      "Domestic Credit Party" means any Credit Party that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.



      "Domestic Lending Office" means the office or branch of the Lender identified on Schedule 11.2, or such other office or branch as the Lender may identify by written notice to the Borrower and the Agent.



      "Domestic Subsidiary" means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.



      "Eligible Transferee" means and includes a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended).



      "Environmental Laws" means any and all applicable foreign, Federal, state,

     local or municipal laws, rules, orders, regulations, statutes, ordinances,

     codes, decrees, requirements of any Governmental Authority or other

     Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Credit Agreement.



      "Equity Transaction" means any issuance by the Borrower or any of its

     Subsidiaries of (i) shares of its capital stock, (ii) any shares of its capital stock pursuant to the exercise of options or warrants or (iii) any shares of its capital stock pursuant to the conversion of any debt securities to equity; provided, however, "Equity Transaction" shall not include any such transactions described in this definition which result in proceeds of less than $500,000 during any fiscal year.



      "ERISA" means the Employee Retirement Income Security Act of 1974, as

     amended from time to time, and the regulations promulgated and the rulings issued thereunder.





      "Eurodollar Lending Office" means the office or branch of the Lender identified on Schedule 11.2, or such other office or branch as the Lender may identify by written notice to the Borrower and the Agent.



      "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.



      "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:



          Eurodollar Rate  =  Interbank   Offered     Rate

                              -------------------------------

                            1 - Eurodollar Reserve Percentage



      "Eurodollar Reserve Percentage" means for any day, that percentage

     (expressed as a decimal) which is in effect from time to time under

     Regulation D of the Board of Governors of the Federal Reserve System (or

     any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including,

     without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any

     Eurocurrency liabilities subject to such reserve requirement at that time.

     Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender.  The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the

     Eurodollar Reserve Percentage.  The parties hereto acknowledge and agree that, as of the Closing Date, the Eurodollar Reserve Percentage is zero

     (0).



      "Event of Default" means such term as defined in Section 9.



      "Existing Letters of Credit" means those Letters of Credit outstanding on the Closing Date and identified on Schedule 2.3(a).



      "Extension of Credit" means as to any Lender, the making of a Loan by such

     Lender or the issuance of, or participation in, a Letter of Credit by such

     Lender.



      "Federal Funds Rate" means, for any day, the rate of interest per annum

     (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of

     1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New

     York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and

     (B) if no such rate is so published on such next succeeding Business Day,

     the Federal Funds Rate for such day shall be the average rate quoted to the

     Agent on such day on such transactions as determined by the Agent.



      "Fee" means any fee payable pursuant to Section 3.4.



      "Foreign Subsidiary" means any Subsidiary that is not organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.



      "Funded Debt" means, for any Person, without duplication, (i) all

     Indebtedness of such Person for borrowed money (including without limitation, indebtedness evidenced by promissory notes, bonds, debentures and similar instruments and further any portion of the purchase price for assets or acquisitions permitted hereunder which may be financed by the seller and Guarantee Obligations by such Person of Funded Debt of Other

     Persons), (ii) all purchase money Indebtedness of such Person, (iii) the principal portion of Capital Lease Obligations, (iv) the maximum amount available to be drawn under standby letters of credit and bankers'

     acceptances issued or created for the account of such Person, (v) all preferred stock issued by such Person and required by the terms thereto to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, and (vi) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or other similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner which would not be reflected on the balance sheet of such Person in accordance with GAAP.

     Funded Debt shall include payments in respect of Funded Debt which constitute current liabilities of the obligor under GAAP.  For purposes hereof, Funded Debt shall not include Subordinated Debt or intercompany

     Indebtedness owing by a Credit Party to another Credit Party.



      "GAAP" means generally accepted accounting principles in effect in the

     United States of America applied on a consistent basis, subject, however,

     in the case of determination of compliance with the financial covenants set out in Section 7.9 to the provisions of Section 1.3.



      "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive,

     legislative, judicial, regulatory or administrative functions of or pertaining to government.



      "Guarantee Obligation" means, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another

     Person (including, without limitation, any bank under any letter of credit)

     to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person

     (the "primary obligor") in any manner, whether directly or indirectly,

     including, without limitation, any obligation of the guaranteeing person,

     whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided,

     however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated

     or determinable amount of the primary obligation in respect of which such

     Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee

     Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.



      "Guarantor" means those Subsidiaries of the Borrower identified as a

     "Guarantor" on the signature pages hereto, and each Additional Credit Party which has executed a Joinder Agreement, together with their successors and permitted assigns.



      "Guaranty" means the guaranty of the Guarantors set forth in Section 4.



      "Indebtedness" means, of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices),  (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Capital Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person,

     (e) all liabilities secured by any Lien on any property owned by such

     Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (g) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (h) all Guarantee

     Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (j) the maximum amount of all letters of credit issued or bankers' acceptances created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent not theretofore reimbursed), (k) all preferred stock issued by such Person and required by the terms thereto to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (l) all other obligations which would be shown as a liability on the balance sheet of such Person and (m) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or other similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner which would not be reflected on the balance sheet of such Person in accordance with GAAP; but specifically excluding from the foregoing trade payables and other expenses and reserves (whether classified as long term or short term) arising or incurred in the ordinary course of business.  For purposes hereof, Indebtedness shall include Indebtedness of any partnership in which such Person is a general partner (except for any such Indebtedness with respect to which the holder is limited to the assets of such partnership or joint venture).



      "Insolvency" means with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in

     Section 4245 of ERISA.



      "Insolvent" means pertaining to a condition of Insolvency.



      "Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the average (rounded upward to the nearest one-sixteenth (1/16) of one percent) per annum rate of interest determined by the office of the Agent (each such determination to be conclusive and binding absent manifest error) as of two Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in U.S. dollars are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at such time as the

     Agent may determine during the Business Day which is the second Business

     Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the requested

     Eurodollar Loan.  If no such offers or quotes are generally available for such amount, then the Agent shall be entitled to determine the Eurodollar

     Rate by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available.



      "Interest Payment Date" means (a) as to any Base Rate Loan, the last day of each March, June, September and December and the Termination Date, (b)

     as to any Swingline Loan, such day as may be mutually agreed upon by the

     Borrower and the Swingline Lender, but not less frequently than once a quarter, (c) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (d) as to any

     Eurodollar Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.  Whenever any Interest Payment Date shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day as provided in

     Section 3.13.





      "Interest Period" means with respect to any Eurodollar Loan,



               (i)  initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such Eurodollar

          Loan and ending one, two, three or six months thereafter, as selected by the Borrower in the notice of borrowing or notice of conversion given with respect thereto; and



               (ii)  thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar

          Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three

          Business Days prior to the last day of the then current Interest

          Period with respect thereto;



     provided that the foregoing provisions are subject to the following:



               (A)  if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest

          Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;



               (B)  any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;



               (C)  if the Borrower shall fail to give notice as provided above,

          the Borrower shall be deemed to have selected a Base Rate Loan to replace the affected Eurodollar Loan;



               (D)  any Interest Period that would otherwise extend beyond the

          Termination Date shall end on the Termination Date; and



               (E)  no more than 20 Eurodollar Loans may be in effect at any time.  For purposes hereof, Eurodollar Loans with different Interest

          Periods shall be considered as separate Eurodollar Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period.



      "Interest Protection Agreement" means an interest rate swap or other interest rate protection agreement or interest rate future, option, cap,

     collar or other hedging arrangement.



      "Issuing Lender" means as to the Existing Letters of Credit, the Issuing

     Lenders identified on Schedule 2.4(a), and as to Letters of Credit issued after the Closing Date, NationsBank, The Northern Trust Company and PNC

     Bank, National Association, as the Borrower may elect.



          "Issuing Lender Fees" means such term as defined in Section 3.4(c).



      "Joinder Agreement" means a Joinder Agreement substantially in the form of

     Schedule 7.10, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.10.



      "Kyees Acquisition" means the acquisition by the Borrower of all of the capital stock of Kyees Aluminum, Inc. and the related acquisition of all of the assets of Foamless Dispensing Systems, Inc. for an aggregate purchase price of up to $28 million.



      "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and each Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.



      "Letter of Credit" means any Existing Letter of Credit and any letter of credit issued for the account of a Credit Party by an Issuing Lender as provided in Section 2.4, as such letter of credit may be amended,

     supplemented, extended or otherwise modified from time to time.



      "Letter of Credit Fees" means such term as defined in Section 3.4(b).



      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise),

     preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the

     Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).



      "Loan" means a Revolving Loan and/or a Swingline Loan, as appropriate.



      "LOC Commitment" means the commitment of the Issuing Lender to issue

     Letters of Credit and with respect to each Lender, the commitment of such

     Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Committed Amount as specified in Schedule 2.1(a) (subject to adjustment on account of assignment pursuant to the provisions of

     Section 11.6(c) hereof), as such amount may be reduced from time to time in accordance with the provisions hereof.



      "LOC Commitment Percentage" means for each Lender, the percentage identified as its LOC Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.6(c).



      "LOC Committed Amount" means, collectively, the aggregate amount of all of the LOC Commitments of the Lenders to issue and participate in Letters of

     Credit as referenced in Section 2.4 and, individually, the amount of each

     Lender's LOC Commitment as specified in Schedule 2.1(a) (subject to adjustment on account of assignment pursuant to the provisions of Section

     11.6(c) hereof).



      "LOC Documents" means with respect to any Letter of Credit, such Letter of

     Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments,

     guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.



      "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under

     Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii)

     the aggregate amount of all drawings under Letters of Credit honored by the

     Issuing Lender but not theretofore reimbursed.





      "Mandatory Borrowing" means such term as defined in Section 2.2(b)(ii) or

     Section 2.3(e).



      "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or the other Credit Parties to perform their obligations, when such obligations are required to be performed, under this

     Credit Agreement or any of the other Credit Documents or (c) the validity or enforceability of this Credit Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Agent or the

     Lenders hereunder or thereunder.



      "Materials of Environmental Concern" means any gasoline or petroleum

     (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation,

     asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.



      "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.



      "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.



      "NationsBank" means NationsBank, N.A. and its successors.



      "Net Proceeds" means the gross cash proceeds (including cash by way of deferred payment pursuant to a promissory note, receivable or otherwise,



     but only as and when received) received from the sale, lease, conveyance,

     disposition or other transfer of assets, or from a Recovery Event or from the sale, issuance or placement of equity securities, Indebtedness for borrowed money or Subordinated Debt to or from a Person other than a Credit

     Party, net of (i) transaction costs payable to third parties, (ii) the estimated taxes payable with respect to such proceeds (including, without duplication, withholding taxes), (iii) Indebtedness (other than

     Indebtedness of the Lenders pursuant to the Credit Documents) which is secured by the assets which are the subject of such event to the extent such Indebtedness is paid with a portion of the proceeds therefrom, and

     (iv) any and all cash costs which may occur as a result of discontinuing operations, shut-downs or otherwise resulting from, the disposition of such assets.



      "Non-Excluded Taxes" means such term as is defined in Section 3.9.



      "Non-Guarantor Domestic Subsidiaries" means such term as defined in

     Section 7.10.



      "Note" or "Notes" means the Revolving Notes and/or the Swingline Note,

     collectively, separately or individually, as appropriate.



      "Note Purchase and Private Shelf Agreement" means that Note Purchase and

Private Shelf Agreement dated as of April 2, 1998 between the Borrower, as issuer, and The Prudential Insurance Company of America, as initial purchaser of the Series A Senior Notes.



      "Notice of Borrowing" means the written notice of borrowing as referenced and defined in Section 2.1(b)(i) or 2.2(b)(i), as appropriate.



      "Notice of Extension/Conversion" means the written notice of extension or conversion as referenced and defined in Section 3.2.



      "Obligations" means collectively, Loans and LOC Obligations.



      "Participants" means such term as defined in Section 11.6.



      "Participation Interest" means the purchase by a Lender of a participation interest in Swingline Loans as provided in Section 2.2(b)(ii) or in Letters of Credit as provided in Section 2.3.



      "PBGC" means the Pension Benefit Guaranty Corporation established under

     ERISA, and any successor thereto.



      "Permitted Investments" means (i) cash and Cash Equivalents, (ii)

     receivables owing to the Borrower or any of its Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (iii) investments in and to a

     Domestic Credit Party, (iv) loans and advances to officers, directors and employees in an aggregate amount not to exceed $500,000 at any time outstanding, (v) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with,

     customers and suppliers arising in the ordinary course of business, (vi)

     investments, acquisitions or transactions permitted under Section 8.4(b),

     (vii) with respect to any Subsidiary that is a Foreign Subsidiary, loans,

     advances and/or investments (A) in and to Foreign Subsidiaries (subject,

     however, to the provisions of Section 8.11) and (B) by such Foreign

     Subsidiary to or in other foreign Persons, whether denominated in Dollars or otherwise, (viii) with respect to any pension trust maintained for the benefit of any present or former employees of the Borrower or any

     Subsidiary, such loans, advances and/or investments as the trustee or administrator of the trust shall deem advisable pursuant to the terms of such trust, and (ix) additional loan advances and/or investments of a nature not contemplated by the foregoing clauses hereof, provided that such loans, advances and/or investments made pursuant to this clause (ix) shall not exceed an aggregate amount of $50 million.  As used herein,

     "investment" means all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of capital stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.



      "Permitted Liens" means



      (i) Liens in favor of the Agent on behalf of the Lenders;



      (ii)     Liens in favor of a Lender hereunder as the provider of interest rate protection relating to the Loans hereunder, but only (A) to the extent such Liens secure obligations under such interest rate protection agreements permitted under Section 8.1, (B) to the extent such Liens are on the same collateral as to which the Lenders also have a Lien and (C) if such provider and the Lenders shall share pari passu in the collateral subject to such Liens;



      (iii)    purchase money Liens securing purchase money indebtedness (and refinancings thereof) to the extent permitted under Section 8.1(c);



      (iv)      Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its

     Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of

     America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);



      (v) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;



      (vi)     pledges or deposits in connection with workers' compensation,

     unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;



      (vii)    deposits to secure the performance of bids, trade contracts,

     (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;



      (viii)   any extension, renewal or replacement (or successive extensions,

     renewals or replacements) , in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement

     Lien shall be limited to all or a part of the property which secured the

     Lien so extended, renewed or replaced (plus improvements on such property);



      (ix)     easements, rights of way, restrictions and other similar

     encumbrances incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the

     Borrower or any Subsidiary;



      (x) Liens in existence on the date hereof listed on Schedule 8.2, securing

     Indebtedness permitted by Section 8.1(b), provided that no such Lien is spread to cover any additional property (other than proceeds of the collateral originally subject to such Lien in accordance with the instrument creating such Lien) after the Closing Date and that the amount of Indebtedness secured thereby is not increased;



      (xi)     Liens on the property or assets of a corporation which becomes a

     Subsidiary after the Closing Date securing Indebtedness permitted by

     Section 8.1(i), provided that (A) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, and (B) no such Lien is spread to cover any additional property

     (other than proceeds of the collateral originally subject to such Lien in accordance with the instrument creating such Lien) after the Closing Date and that the amount of Indebtedness secured thereby is not increased;



      (xii)    Liens in the nature of licenses that arise in the ordinary course of business and consistent with past practice;



      (xiii)   Liens incurred in connection with Indebtedness permitted by

     Section 8.1(h), provided that no such Lien shall be spread to cover any additional property after the Closing Date and the amount of Indebtedness secured thereby shall not be increased;



      (xiv)    leases and subleases otherwise permitted hereunder granted to others not interfering in any material respect in the business of the

     Borrower or any Subsidiary;





      (xv)     attachment or judgment Liens, where the attachment or judgment which gave rise to such Liens does not constitute an Event of Default hereunder; and



     (xvi)     Liens created or deemed to exist in connection with a factoring financing permitted under Section 8.1(j) (including related filings of financing statements), but only to the extent that any such Lien relates to the applicable accounts, receivables and related property sold, contributed or otherwise conveyed pursuant to such transaction.



      "Permitted Sale-Leaseback Transaction" means a transaction pursuant to which a Credit Party sells an item of equipment to a financial institution and concurrently with such sale (i) leases such item of equipment back from such financial institution and (ii) subleases such item of equipment to a customer of the Credit Party pursuant to a sublease agreement under which such customer obtains an option to purchase such item of equipment at or before the end of such sublease.



      "Person" means any individual, partnership, joint venture, firm,

     corporation, limited liability company, association, trust or other enterprise (whether or not  incorporated) or any Governmental Authority.



      "Plan" means at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower or a

     Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.



      "Prime Rate" means the per annum rate of interest established from time to time by the Agent at its principal office in Charlotte, North Carolina as its Prime Rate.  Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Agent.  The

     Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.



      "Pro Forma Basis" means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four-fiscal quarter period ending as of the end of the fiscal quarter most recently ended prior to the date of such transaction with respect to which the Agent has received the financial information required under Section

     7.1.  As used herein, "transaction" means any merger, consolidation or acquisition as referenced in Section 8.4(c).



      "Properties" means such term as defined in subsection 6.10(a).



      "Purchasing Lender" means such term as defined in Section 11.6(c).



      "Recovery Event" means the receipt by the Borrower or any of its

     Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.



      "Register" means such term as defined in Section 11.6(d).



      "Reorganization" means with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.



      "Reportable Event" means any of the events set forth in Section 4043(b) of

     ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.

     Section2615.



      "Required Lenders" means Lenders holding in the aggregate at least 51% of the sum of (i) all Obligations then outstanding at such time and (ii) the aggregate unused Commitments at such time (treating for purposes hereof in the case of Swingline Loans and LOC Obligations, in the case of the

     Swingline Lender and the Issuing Lender, only the portion of the Swingline

     Loans and the LOC Obligations of the Swingline Lender and the Issuing

     Lender, respectively, which is not subject to the Participation Interests of the other Lenders and, in the case of the Lenders other than the

     Swingline Lender and the Issuing Lender, the Participation Interests of

     such Lenders in Swingline Loans and LOC Obligations hereunder as direct

     Obligations); provided, however, that if any Lender shall be a Defaulting

     Lender at such time, then there shall be excluded from the determination of

     Required Lenders the Obligations (including Participation Interests) of such Defaulting Lender and such Defaulting Lender's Commitments, or after termination of the Commitments, the principal balance of the Obligations owing to such Defaulting Lender.



      "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.



      "Revolving Commitment" means with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to such Lender's Revolving Committed Amount as specified in Schedule 2.1(a) (subject to adjustment on account of assignment pursuant to the provisions of Section 11.6(c) hereof), as such amount may be reduced from time to time in accordance with the provisions hereof.



      "Revolving Commitment Percentage" means for each Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a), as

     such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.6(c).



      "Revolving Committed Amount" means collectively, the aggregate amount of all of the Revolving Commitments as referenced in Section 2.1(a) and,

     individually, the amount of each Lender's Revolving Commitment as specified in Schedule 2.1(a) (subject to adjustment on account of assignment pursuant to the provisions of Section 11.6(c) hereof).



      "Revolving Loans" means as defined in Section 2.1.



      "Revolving Note" or "Revolving Notes" means the promissory notes of the

     Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified,

     supplemented, extended, renewed or replaced from time to time.



      "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill,

     Inc., or any successor or assignee of the business of such division in the business of rating securities.



      "Senior Noteholders" means the holders of the Series A Senior Notes and the Shelf Notes.





      "Series A Senior Notes" means those 6.54% Series A Senior Notes of the

     Borrower due April 2, 2010 issued pursuant to the Note Purchase and Private

     Shelf Agreement.



      "Shelf Notes" means those Shelf Notes of the Borrower referenced and defined in that Note Purchase and Private Shelf Agreement.



      "Single Employer Plan" means any Plan which is not a Multi-Employer Plan.



      "Solvent" means, with respect to any Credit Party as of a particular date,

     that on such date (i) such Credit Party is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such

     Credit Party does not intend to, and does not believe that it will, incur debts or liabilities beyond such Credit Party's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Credit

     Party is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Credit Party's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such

     Credit Party is engaged or is to engage, (vi) the fair value of the property of such Credit Party is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such

     Credit Party and (v) the present fair saleable value of the assets of such

     Credit Party is not less than the amount that will be required to pay the probable liability of such Credit Party on its debts as they become absolute and matured.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.



      "Specified Sales" means (i) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business, and (ii) the sale, transfer, lease or other disposition of machinery, parts, equipment and real estate no longer useful in the conduct of the business of the

     Borrower or any of its Subsidiaries, as appropriate.



      "Subordinated Debt" means such term as defined in Section 8.9.



      "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this

     Credit Agreement shall refer to a Subsidiary or Subsidiaries of the

     Borrower.



      "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the

     Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.2(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.



      "Swingline Committed Amount" means the amount of the Swingline Lender's

     Swingline Commitment as specified in Section 2.2(a).



      "Swingline Lender" means NationsBank, in its capacity as such.



      "Swingline Loan" or "Swingline Loans" means as defined in Section 2.2(a).



      "Swingline Note" means the promissory note of the Borrower in favor of the

     Swingline Lender evidencing the Swingline Loans provided pursuant to

     Section 2.2(d), as such promissory note may be amended, modified,

     supplemented, extended, renewed or replaced from time to time.



      "Termination Date" means April 6, 2004.



      "Threshold Requirement" means such term as defined in Section 7.10.



      "Tranche" means the collective reference to Eurodollar Loans whose

     Interest Periods begin and end on the same day.  A Tranche may sometimes be referred to as a "Eurodollar Tranche".



      "Transfer Effective Date" means such term as defined in the Commitment

     Transfer Supplement.



      "Transferee" means such term as defined in Section 11.6(f).



      "Type" means, as to any Loan, its nature as a Base Rate Loan, Eurodollar

     Loan or Swingline Loan, as the case may be.



     1.2  Other Definitional Provisions.

      (a) Unless otherwise specified therein, all terms defined in this Credit

     Agreement shall have the defined meanings when used in the Notes or other



     Credit Documents or any certificate or other document made or delivered pursuant hereto.



      (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit

     Agreement as a whole and not to any particular provision of this Credit

     Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.



      (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.



      (d) For purposes of computation of periods of time hereunder, the word

     "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "including" means "including but not limited to".



     1.3  Accounting Terms and Determinations.

      Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its consolidated

Subsidiaries delivered to the Lenders unless with respect to any such change concurred in by the Borrower's independent public accountants or required by

GAAP, in determining compliance with any of the provisions of this Credit

Agreement or any of the other Credit Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Lenders shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 7.1 hereof,

shall mean the financial statements referred to in Section 6.1).





                                   SECTION 2



                               CREDIT FACILITIES



     2.1  Revolving Loans.

      (a) Revolving Commitment.  During the Commitment Period, subject to the terms and conditions hereof, each Lender severally, but not jointly, agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, such Lender's Revolving Commitment

Percentage of Obligations shall not exceed such Lender's Revolving Committed

Amount, and (ii) with regard to the Lenders collectively, the aggregate amount of Obligations shall not exceed THREE HUNDRED MILLION DOLLARS ($300,000,000) (as such aggregate maximum amount may be reduced from time to time as provided herein, the "Revolving Committed Amount").  Revolving Loans may consist of Base

Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.  Eurodollar Loans shall be made by each Lender at its Eurodollar Lending

Office and Base Rate Loans at its Domestic Lending Office.



      (b) Revolving Loan Borrowings.



      (i) Notice of Borrowing.  The Borrower shall request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Agent not later than 11:30

     A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of requested borrowing in the case of Base Rate Loans, and on the third

     Business Day prior to the date of the requested borrowing in the case of

     Eurodollar Loans.  Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof,

     and if Eurodollar Loans are requested, the Interest Period(s) therefor.  A form of Notice of Borrowing (a "Notice of Borrowing") is attached as

     Schedule 2.1(b)(i).  If the Borrower shall fail to specify in any such

     Notice of Borrowing (I) an applicable Interest Period in the case of a

     Eurodollar Loan, then such notice shall be deemed to be a request for an

     Interest Period of one month, or (II) the type of Revolving Loan requested,

     then such notice shall be deemed to be a request for a Base Rate Loan hereunder.  The  Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such

     Lender's share thereof.



      (ii)     Minimum Amounts.  Each Revolving Loan borrowing shall be in a minimum aggregate amount of $2,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Commitment, if less).



      (iii)    Advances.  Each Lender will make its Revolving Commitment

     Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in Schedule

     11.2, or at such other office as the Agent may designate in writing, by

     1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent.  Such borrowing will then be made available to the

     Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the

     Agent by the Lenders and in like funds as received by the Agent.



      (c) Repayment.  The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date.



      (d) Interest.  Subject to the provisions of Section 3.1, Revolving Loans shall bear interest as follows:



      (i) Base Rate Loans.  During such periods as Revolving Loans shall be comprised of Base Rate Loans, each such Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Base Rate plus the Applicable

     Percentage; and



      (ii)     Eurodollar Loans.  During such periods as Revolving Loans shall be comprised of Eurodollar Loans, each such Eurodollar Loan shall bear interest at a per annum rate equal to the sum of the applicable Eurodollar

     Rate plus the Applicable Percentage.



Interest on Revolving Loans shall be payable in arrears on each Interest Payment

Date.



      (e) Revolving Notes.  The Revolving Loans shall be evidenced by a duly executed promissory note of the Borrower to each Lender in the original principal amount of each such Lender's Revolving Committed Amount in substantially the form of Schedule 2.1(e).



     2.2  Swingline Loan Subfacility.

      (a) Swingline Commitment.  During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity,

agrees to make certain revolving credit loans to the Borrower (each a "Swingline

Loan" and, collectively, the "Swingline Loans") for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed TWENTY MILLION DOLLARS ($20,000,000)

(the "Swingline Committed Amount"), and (ii) the aggregate amount of Obligations shall not exceed the aggregate Revolving Committed Amount.  Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.



      (b) Swingline Loan Borrowings.



      (i) Notice of Borrowing and Disbursement.  The Swingline Lender will make

     Swingline Loans available to the Borrower upon request or on the basis of such other arrangements as may be agreed upon between the Swingline Lender and the Borrower.  A notice of request for Swingline Loan borrowing may,

     but need not, be in the form of Schedule 2.1(b)(i).  There shall be no minimum amount for Swingline Loan borrowings hereunder.



      (ii)     Repayment of Swingline Loans.  Each Swingline Loan borrowing shall be due and payable on the earlier of (A) the date of the next

     Revolving Loan borrowing, or (B) the Termination Date.  If, and to the extent, any Swingline Loans shall be outstanding on the date of any

     Revolving Loan borrowing, such Swingline Loans shall first be repaid from the proceeds of such Revolving Loan borrowing prior to disbursement to the

     Borrower.  In addition, the Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Base Rate Loans in the amount of such

     Swingline Loans; provided, however, that, in the following circumstances,

     any such demand shall also be deemed to have been given one Business Day prior to each of (i) the Termination Date, (ii) the occurrence of any Event of Default described in Section 9(e), (iii) upon acceleration of the

     Obligations hereunder, whether on account of an Event of Default described in Section 9(e) or any other Event of Default, and (iv) the exercise of remedies in accordance with the provisions of Section 9 hereof (each such

     Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as a "Mandatory

     Borrowing").  Each Lender hereby irrevocably agrees to make such Revolving

     Loans promptly upon any such request or deemed request on account of each

     Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (I) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied, (III) whether a

     Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (V) the date of such Mandatory

     Borrowing, or (VI) any reduction in the Revolving Committed Amount or termination of the Commitments relating thereto immediately prior to such

     Mandatory Borrowing or contemporaneous therewith.  In the event that any

     Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding in bankruptcy with respect to the Borrower),

     then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its respective

     Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 9), provided that (A)

     all interest payable on the Swingline Loans shall be for the account of the

     Swingline Lender until the date as of which the respective participation is purchased, and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Borrowing, the

     Federal Funds Rate, and thereafter at a rate equal to the Base Rate.



      (c) Interest on Swingline Loans.  Subject to the provisions of Section

3.1, Swingline Loans shall bear interest at a per annum rate equal to the Base

Rate plus the Applicable Percentage.  Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.



      (d) Swingline Note.  The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of

Schedule 2.2(d).



     2.3  Letter of Credit Subfacility.

      (a) Issuance.  Subject to the terms and conditions hereof and of the LOC

Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Lenders shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form reasonably acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC

Obligations shall not at any time exceed THIRTY-FIVE MILLION DOLLARS

($35,000,000) (the "LOC Committed Amount"), and (ii) the aggregate amount of

Obligations shall not at any time exceed the aggregate Revolving Committed

Amount.  Except as otherwise expressly agreed upon by all of the Lenders, no

Letter of Credit shall have an original expiry date more than one year from the date of issuance or extension; provided, however, that so long as no Default or

Event of Default shall have occurred and be continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually on each anniversary date of their date of issuance for an additional period not to exceed one year; and

provided further that no Letter of Credit as originally issued or as extended,

shall have an expiry date extending beyond the Termination Date, except that prior to the Termination Date a Letter of Credit may be issued or extended with an expiry date extending beyond the Termination Date if, and to the extent that the Borrower shall provide cash collateral to the Issuing Lender on the date of issuance or extension in an amount equal to the maximum amount available to be drawn under such Letter of Credit.  Each Letter of Credit shall comply with the related LOC Documents.  The issuance and expiry date of each Letter of Credit shall be a Business Day.  Letters of Credit shall be issued or extended in minimum original face amounts of $200,000.  In the case of a conflict in the terms of the LOC Documents and this Credit Agreement, the terms of this Credit

Agreement shall control.



      (b) Notice and Reports.  The request for the issuance of a Letter of

Credit shall be submitted to the Issuing Lender and the Agent at least five (5)

Business Days prior to the requested date of issuance.  The Issuing Lender will,

at least quarterly and more frequently upon request, provide to the Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred.  The Issuing Lender will further provide to the Agent promptly upon request copies of the Letters of Credit.  The Issuing Lender will provide to the

Agent prompt notice of any changes in LOC Obligations issued by it, and more frequently upon request, a summary report of the nature and extent of LOC

Obligations then outstanding.



      (c) Participations.  Each Lender, with respect to the Existing Letters of

Credit, hereby purchases a participation interest in such Existing Letters of

Credit and with respect to Letters of Credit issued on or after the Closing

Date, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of

Credit and the obligations arising thereunder and any collateral relating thereto, if any, in each case in an amount equal to its LOC Commitment

Percentage of the obligations under such Letter of Credit and shall absolutely,

unconditionally and irrevocably assume, as primary obligor and not as surety,

and be obligated to pay to the Issuing Lender therefor and discharge when due,

its LOC Commitment Percentage of the obligations arising under such Letter of

Credit.  Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Lender shall pay to the Issuing Lender its LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing

Lender of an unreimbursed drawing pursuant to the provisions of subsection (d)

hereof.  The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a

Default, an Event of Default or any other occurrence or event.  Any such reimbursement shall not relieve or otherwise impair the obligation of the



Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.



      (d) Reimbursement.  In the event of any drawing under any Letter of

Credit, the Issuing Lender will promptly notify the Borrower and the Agent.  The

Borrower shall reimburse the Issuing Lender on the day of drawing under any

Letter of Credit (either with the proceeds of a Swingline Loan or Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the

LOC Documents.  If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus two percent (2%).  Unless the

Borrower shall immediately notify the Issuing Lender and the Agent of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Swingline Loan, or if and to the extent Swingline Loans shall not be available, a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations.  The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the

Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit.  The

Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's LOC Commitment Percentage of such unreimbursed drawing.

Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M.

(Charlotte, North Carolina time), otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received.  If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of such request, the Federal Funds

Rate and thereafter at a rate equal to the Base Rate.  Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this

Credit Agreement or the Commitments hereunder, the existence of a Default or

Event of Default or the acceleration of the Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.



      (e) Repayment with Revolving Loans.  On any day on which the Borrower shall be deemed to have requested, (i) a Swingline Loan borrowing to reimburse a drawing under a Letter of Credit, the Swingline Lender shall make the Swingline

Loan advance pursuant to the terms of the request or deemed request in accordance with the provisions for Swingline Loan advances hereunder, or (ii) a

Revolving Loan to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a

Revolving Loan borrowing comprised entirely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 9) pro rata based on each Lender's respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section

9) and in the case of both clauses (i) and (ii) the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC

Obligations.  Each Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory



Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section

5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed

Amount after any such Letter of Credit may have been drawn upon; provided,

however, that in the event any such Mandatory Borrowing should be less than the minimum amount for borrowings of Revolving Loans otherwise provided in Section

2.1(b)(ii), the Borrower shall pay to the Agent for its own account an administrative fee of $500.  In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy

Code with respect to the Borrower or the Company), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the

Borrower on or after such date and prior to such purchase) its Participation

Interests in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the

Mandatory Borrowing would otherwise have occurred, then the amount of such

Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two (2)

Business Days of any such request, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.



      (f) Modification, Extension.  The issuance of any supplement,

modification, amendment, renewal, or extension to any Letter of Credit shall,

for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.





      (g) Uniform Customs and Practices.  The Issuing Lender shall have the

Letters of Credit be subject to The Uniform Customs and Practice for Documentary

Credits, as published as of the date of issue by the International Chamber of

Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.





                                   SECTION 3



                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES



     3.1  Default Rate.

      Upon the occurrence, and during the continuance, of an Event of Default,

the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate).



     3.2  Extension and Conversion.

      The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another type; provided, however, that (i) except as provided in

Section 3.7, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no

Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in

Section 1.1 and shall be in such minimum amounts as provided in Section



2.1(b)(ii), (iv) no more than 20 separate Eurodollar Loans shall be outstanding hereunder at any time, (v) any request for extension or conversion of a

Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (vi) Swingline Loans may not be extended or converted pursuant to this Section 3.2.  Each such extension or conversion shall be effected by the Borrower by giving a Notice of

Extension/Conversion (or telephone notice promptly confirmed in writing) to the

Agent prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan and on the third Business Day prior to, in the case of the extension of a Eurodollar

Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of

Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto.  Each request for extension or conversion shall constitute a representation and warranty by the Borrower of the matters specified in subsections as appropriate (a) and (b), and in (c) or (d)

of Section 5.2.  In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such

Loans shall be automatically converted into Base Rate Loans at the end of their

Interest Period.  The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.



     3.3  Reductions in Commitments and Prepayments.

      (a) Voluntary Reduction in Revolving Commitment.  The Borrower may from time to time permanently reduce the aggregate amount of the Revolving

Commitments in whole or in part without premium or penalty except as provided in

Section 3.10 upon three (3) Business Days' prior written notice to the Agent;

provided that after giving effect to any such voluntary reduction the

Obligations then outstanding shall not exceed the Aggregate Revolving Committed



Amount, as reduced.  Partial reductions in the aggregate Revolving Commitment shall in each case be in a minimum aggregate amount of $1,000,000 and integral multiples of $500,000 in excess thereof.



      (b) Mandatory Reduction in Revolving Commitments and Mandatory

Prepayments.



      (i) Mandatory Reduction in Revolving Commitments.  The aggregate amount of the Commitments shall be automatically and permanently reduced by an aggregate amount equal to 100% of the Net Proceeds received by the Borrower or any its Subsidiaries in connection with a Debt Transaction.  Any payment owing hereunder on account of any such reduction in Commitments under this subsection (i) shall be made to the Agent promptly (but in any event within five (5) Business Days) following receipt by the Borrower or a Subsidiary of the Net Proceeds therefrom and shall be applied as provided in subsection (ii) hereof.



      (ii)     Mandatory Prepayment on Revolving Loans.  If at any time the aggregate amount of Obligations then outstanding shall exceed the Aggregate

     Revolving Committed Amount, as reduced from time to time, the Borrower shall immediately make payment on the Swingline Loans and then the

     Revolving Loans and then to a cash collateral account in respect of the LOC

     Obligations, in an amount sufficient to eliminate the deficiency.  Any such payments shall be applied first to Base Rate Loans and then to Eurodollar

     Loans in direct order of their Interest Period maturities.



      (c) Voluntary Prepayments.  Loans may be prepaid in whole or in part without premium or penalty; provided that (i) Eurodollar Loans may not be prepaid other than at the end of the Interest Period applicable thereto and only then on three (3) Business Days' prior written notice to the Agent, and (ii)

each such partial prepayment shall be in a minimum aggregate principal amount of



$1,000,000 and integral multiples of $500,000 in excess thereof.  Amounts prepaid on the Revolving Loans may be reborrowed in accordance with the provisions hereof.



      (d) Notice.  Except as otherwise provided herein, the Borrower will provide notice to the Agent of any prepayment by 11:00 A.M. (Charlotte, North

Carolina time) on the day prior to the date of prepayment.



     3.4  Fees.

      (a) Commitment Fee.  In consideration of the Commitments by the Lenders hereunder, the Borrower agrees to pay to the Agent for the ratable benefit of the Lenders a commitment fee (the "Commitment Fee") in an amount equal to the

Applicable Percentage per annum on the average daily unused portion of the

Revolving Committed Amount in effect from time to time.  For purposes of computing the Commitment Fee, Swingline Loans shall not be considered usage under the Revolving Committed Amount.  The Commitment Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter and on the Termination Date.



      (b) Letter of Credit Fee.  In consideration of the issuance of Letters of

Credit hereunder, the Borrower or other Credit Party agrees to pay to the Agent for the ratable benefit of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Percentage per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration.  In addition to the foregoing fee, the Borrower or other

Credit Party shall pay to the Issuing Lender for its own account without sharing by the other Lenders an amount equal to one-eighth of one percent (.%) per annum on the average daily maximum amount available to be drawn under each Letter of

Credit issued by such Issuing Lender from the date of issuance to the date of expiration.  The Letter of Credit Fee will be payable quarterly in arrears on the 15th day following the last day of each calendar quarter and on the

Termination Date.



      (c) Issuing Lender Fees.  In addition to the Letter of Credit Fees payable pursuant to subsection (b) above, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment,

transfer, administration, cancellation and conversion of, and drawings under,

such Letters of Credit (collectively, the "Issuing Lender Fees").



      (d) Agent's Fees.  The Borrower agrees to pay to the Agent, for its own account, the annual administrative fee, structuring fee and other fees

(collectively, the "Agent's Fees") referred to in the Agent's Fee Letter.





     3.5  Capital Adequacy.

      If any Lender has reasonably determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy made after the date hereof, or any change therein made after the date hereof, or any change in the interpretation or administration thereof by any Governmental Authority,

central bank or comparable agency charged with the interpretation or administration thereof made after the date hereof, or compliance by such Lender or its parent company with any request or directive regarding capital adequacy

(whether or not having the force of law) of any such authority, central bank or comparable agency made after the date hereof, has or would have the effect of reducing the rate of return on such Lender's of its parent company's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption,

effectiveness, change or compliance (taking into consideration the policies of such Lender and its parent company with respect to capital adequacy), then,

within 10 Business Days after the Borrower's receipt of the certificate referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender and its parent company for such reduction; provided that no such amounts shall be payable with respect to reduction in rate of return incurred more than three (3) months before such

Lender demands compensation under this Section 3.5.  A certificate as to the amount of such reduction in rate of return, the good faith basis therefor and setting forth in reasonable detail the calculations used by the applicable

Lender to arrive at the amount or amounts claimed to be due, shall be submitted to the Borrower and the Agent.  Each determination by a Lender of amounts owing under this Section shall be rebuttably presumptive evidence of the matters set forth therein.  The provisions of this Section shall survive termination of this

Credit Agreement and the payment of the Loans and all other amounts payable hereunder.



     3.6  Inability To Determine Interest Rate.

      If prior to the first day of any Interest Period, the Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market,

adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter.  If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate

Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans.  Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued

as such, nor shall the Borrower have the right to convert Base Rate Loans to

Eurodollar Loans.



     3.7  Illegality.

      Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such

Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar

Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to

Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such

Lender shall then have a commitment only to make a Base Rate Loan when a

Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as

Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection

3.10.



     3.8  Requirements of Law.

      If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):



            (i)shall subject such Lender to any tax of any kind whatsoever on or in respect of any Letter of Credit, letter of credit application or any



     Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof

     (except for Non-Excluded Taxes covered by subsection 3.9 (including Non-

     Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under subsection 3.9(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax

     (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);



            (ii)shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by,

     deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or



            (iii)shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);



and the result of any of the foregoing is to increase the cost to such Lender,

by an amount which such Lender deems to be material, of making, converting into,

continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the

Borrower from such Lender, through the Agent, in accordance herewith, the

Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the

Borrower shall promptly pay to such Lender, upon demand, without duplication,

such amounts, if any, as may be required pursuant to subsection 3.10.  If any



Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the

Agent, certifying (x) that one of the events described in this Section 3.8 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof.  Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent,

to the Borrower shall be conclusive in the absence of manifest error.  This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.



     3.9  Taxes.

      (a) Except as provided below in this subsection, all payments made by the

     Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties,

     charges, fees, deductions or withholdings, now or hereafter imposed,

     levied, collected, withheld or assessed by any Governmental Authority,

     excluding taxes measured by or imposed upon the overall net income of any

     Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes.  If any such non-excluded taxes, levies, imposts, duties, charges, fees,

     deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such

     Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this

     Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the

     Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.  If the Borrower fails to pay any

     Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the

     Agent or any Lender as a result of any such failure.  The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.



      (b) Each Lender that is not incorporated under the laws of the United

     States of America or a state thereof shall:



               (X)(i)    on or before the date of any payment by the Borrower

          under this Credit Agreement or Notes to such Lender, deliver to the

          Borrower and the Agent (A) two duly completed copies of United States

          Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an

          Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;



               (ii) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and



               (iii)     obtain such extensions of time for filing and complete

          such forms or certifications as may reasonably be requested by the

          Borrower or the Agent; or



      (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agree to furnish to the

     Borrower on or before the date of any payment by the Borrower, with a copy to the Agent (A) a certificate substantially in the form of Schedule 3.10

     (any such certificate a "U.S. Tax Compliance Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service

     Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S.



     withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Credit Agreement and any Notes

     (and to deliver to the Borrower and the Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and

     (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the

     Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes;



unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the

Borrower and the Agent.  Each Person that shall become a Lender or a participant of a Lender pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.



      (c) In the event that any Lender requests payment by the Borrower of any additional amounts pursuant to subsection (a) of this Section 3.9, then,

     provided that no Default or Event of Default has occurred and is continuing at such time, the Borrower may, at its own expense (such expense to include any transfer fee payable to the Agent under Section 11.6(b)), and in its sole discretion require such Lender to transfer and assign in whole or in part, without recourse (in accordance with and subject to the terms and conditions of Section 11.6(b)), all or part of its interests, rights and obligations under this Credit Agreement to an Eligible Transferee which shall assume such assigned obligations; provided that (i) such assignment shall not relieve the Borrower from its obligations to pay such additional amounts that may be due in accordance with subsection (a) of this Section

     3.9, (ii) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority and (iii)

     the Borrower or such Eligible Transferee shall have paid to the assigning

     Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all accrued Fees and other amounts owed to it hereunder.



     3.10 Indemnity.

      The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,

(b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto.  Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar

Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market.  This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.



     3.11 Pro Rata Treatment.

      Except to the extent otherwise provided herein:



      (a) Loans.  Each Loan, each payment or prepayment of principal of any

     Loan, each payment of interest on the Loans, each payment of Commitment

     Fees, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective Commitment Percentages relating to such respective Loans and Participation Interests.



      (b) Advances.  Unless the Agent shall have been notified in writing by any

     Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the Federal

     Funds Rate for the period until such Lender makes such amount immediately available to the Agent.  A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.  If such Lender's Commitment Percentage of such borrowing is not made available to the Agent by such Lender within two Business Days of the date of the related borrowing, (i) the Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Agent and the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate

     Loans hereunder, on demand, from the Borrower and (ii) then the Borrower may, without waiving any rights it may have against such Lender, borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Lender does in fact make such borrowing available, provided that at the time such borrowing is made and at all times while such amount is outstanding the Borrower would be permitted to borrow such amount pursuant to subsection 2.1 of this Credit Agreement.



     3.12 Sharing of Payments.

      The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under

Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other

Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement.  The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored.  The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff,

banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation.  Except as otherwise expressly provided in this Credit Agreement,

if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate.  If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.12 applies, such

Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this

Section 3.12 to share in the benefits of any recovery on such secured claim.



     3.13 Place and Manner of Payments.

      Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at its offices at the Agent's office specified in Schedule 11.2 not later than 2:00 P.M.

(Charlotte, North Carolina time) on the date when due.  Payments received after such time shall be deemed to have been received on the next succeeding Business

Day.  The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the

Borrower maintained with the Agent (with notice to the Borrower).  The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, Fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the

Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.11).  The Agent will distribute such payments to such Lenders, if any such payment is received prior to 2:00

p.m. (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day.

Whenever any payment hereunder shall be stated to be due on a day which is not a

Business Day, the due date thereof shall be extended to the next succeeding

Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.  Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days,

except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate.  Interest shall accrue from and include the date of borrowing, but exclude the date of payment.



     3.14 Indemnification; Nature of Issuing Lender's Duties.

      (a) In addition to its other obligations under Section 2.4, the Borrower hereby agrees to protect, indemnify, pay and save each Issuing Lender harmless from and against any and all claims, demands, liabilities,

     damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of

     Credit or (B) the failure of the Issuing Lender to honor a drawing under a

     Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called

     "Government Acts").



      (b) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof.  The Issuing Lender shall not be responsible:

     (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate,

     fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of

     Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise,

     whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a

     Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including,

     without limitation, any Government Acts.  None of the above shall affect,

     impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.



      (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the

     Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such

     Issuing Lender under any resulting liability to the Borrower.  It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts.  The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.



      (d) Nothing in this Section 3.14 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.4(d) hereof.  The obligations of the Borrower under this Section 3.14 shall survive the termination of this Agreement.  No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.



      (e) Notwithstanding anything to the contrary contained in this Section

     3.14, the Borrower shall have no obligation to indemnify any Issuing Lender in respect of any liability incurred by such Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by an Issuing Lender), as determined by a court of competent jurisdiction.





                                   SECTION 4



                                    GUARANTY



     4.1  The Guaranty.

      Each of the Guarantors hereby jointly and severally guarantees to each

Lender, the Agent and  the Issuing Lender as hereinafter provided the prompt payment of the Credit Party Obligations in full when due (whether at stated

maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof.

The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same,

without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.



      Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the

U.S. Bankruptcy Code or any comparable provisions of any applicable state law.



     4.2  Obligations Unconditional.

      The obligations of the Guarantors under Section 4.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness,

validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Credit Party

Obligations, and, to the fullest extent permitted by applicable law,

irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances.

Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:



      (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party

     Obligations shall be extended, or such performance or compliance shall be waived;



      (ii)     any of the acts mentioned in any of the provisions of any of the

     Credit Documents or any other agreement or instrument referred therein shall be done or omitted;



      (iii)    the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified,

     supplemented or amended in any respect, or any right under any of the

     Credit Documents or any other agreement or instrument referred to therein shall be waived, continued, surrendered, compromised or settled or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;



      (iv)     any Lien granted to, or in favor of, the Agent or any Lender or

     Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or



      (v) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Credit Party) or shall be subordinated to the claims of any Person

     (including, without limitation, any creditor of any Credit Party).



With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right,

power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to therein, or against any other

Person under any other guarantee of, or security for, any of the Credit Party

Obligations.



     4.3  Reinstatement.

      The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party

Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses

(including, without limitation, fees of counsel) incurred by the Agent or such

Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.



     4.4  Certain Additional Waivers.

      Without limiting the generality of the provisions of any other Section of this Section 4, each Guarantor hereby specifically waives the benefits of N.C.

Gen. Stat. Section 26-7 through 26-9, inclusive.  Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Credit

Party Obligations.  Each of the Guarantors further agrees that it shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security, if any, for the Credit Party Obligations so long as any amounts payable to the Agent, the Lenders or the Issuing Lender in respect of the Credit

Party Obligations shall remain outstanding and until all of the Commitments shall have expired or been terminated.



     4.5  Remedies.

      The Guarantors agree that, as between the Guarantors, on the one hand, and the Agent, the Lenders and the Issuing Lender, on the other hand, the Credit

Party Obligations may be declared to be forthwith due and payable as provided in

Section 9 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9) for purposes of Section

4.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said Section 4.1.



     4.6  Continuing Guarantee.

      The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.



                                   SECTION 5



                                   CONDITIONS



     5.1  Conditions to Closing Date.

      This Credit Agreement shall become effective upon the satisfaction of the following conditions precedent:



      (a) Execution of Agreement.  The Agent shall have received (i) multiple counterparts of this Credit Agreement for each Lender and (ii) for the account of each Lender, a Revolving Note, and for the account of the

     Swingline Lender, the Swingline Note, in each case, executed by a duly authorized officer of each party thereto.



      (b) Liability and Casualty Insurance.  The Agent shall have received copies of insurance policies or certificates of insurance evidencing liability and casualty insurance meeting the requirements set forth herein,

     together with evidence of payment of premiums thereon.



      (c) Financial Information.  The Agent shall have received copies of audited consolidated financial statements for the Borrower and its

     Subsidiaries for fiscal years 1996, 1997 and 1998.



      (d) Corporate Documents.  The Agent shall have received the following:



               (i)  Articles of Incorporation.  Copies of the articles of incorporation or charter documents of the Borrower and each of the other Credit Parties certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.



               (ii) Resolutions.  Copies of resolutions of the Board of

          Directors of the Borrower and each of the other Credit Parties approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof,

          certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.



               (iii)     Bylaws.  A copy of the bylaws of the Borrower and each

          of the other Credit Parties certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.



               (iv) Good Standing.  Copies of (i) certificates of good standing,

          existence or its equivalent with respect to the Borrower and each of the other Credit Parties certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing would have a material adverse effect on the business or operations of the Borrower or other Credit Party in such state and

          (ii) a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.



      (e) Officer's Certificate.  The Agent shall have received, with a counterpart for each Lender, a certificate of a duly authorized officer of each of the Borrower and each of the other Credit Parties dated the

     Effective Date, substantially in the form of Schedule 5.1(j) with appropriate insertions and attachments.



      (f) Legal Opinion of Counsel.  The Agent shall have received, with a copy for each Lender, an opinion of Quarles & Brady, counsel for the Borrower and the Guarantors, dated the Closing Date and addressed to the Agent and the Lenders, in form and substance satisfactory to the Agent and the

     Required Lenders.



      (g) Fees.  The Agent shall have received all fees, if any, owing pursuant to the Agent's Fee Letter, Section 3.4 or otherwise (including any upfront fees payable to the Lenders).



      (h) Subsection 5.2 Conditions.  The conditions specified in subsections

     5.2(a) and (b) shall be satisfied on the Closing Date as if Loans were to be made on such date.



      (i) Additional Matters.  All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Agent and its counsel.



     5.2  Conditions to All Extensions of Credit.

      The obligation of each Lender to make any Extension of Credit hereunder

(including the initial Loans to be made hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such

Extension of Credit:



      (a) Representations and Warranties.  The representations and warranties made by the Borrower and the other Credit Parties herein or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date.



      (b) No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the



     Extension of Credit to be made on such date unless such Default or Event of

     Default shall have been waived in accordance with this Credit Agreement.



      (c) Additional Conditions to Revolving Loans.  If such Loan is made pursuant to subsection 2.1, all conditions set forth in such subsection shall have been satisfied.



      (d) Additional Conditions to Swingline Loan.  If such Loan is made pursuant to subsection 2.2 all conditions set forth in such subsection shall have been satisfied.



      (e) Additional Conditions to Letters of Credit.  If such Extension of

     Credit is made pursuant to subsection 2.3 all conditions set forth in such subsection shall have been satisfied.



      Each request for Extension of Credit and each acceptance by the Borrower of an Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a) and (b), and in (c), (d) or (e) of this subsection have been satisfied.





                                   SECTION 6



                         REPRESENTATIONS AND WARRANTIES



      To induce the Lenders to enter into this Agreement and to make the

Extensions of Credit herein provided for, each of the Credit Parties hereby represents and warrants to the Agent and to each Lender that:



     6.1  Financial Condition.

      The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1998, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date,

reported on by Coopers & Lybrand LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated

Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein).  Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the balance sheets referred to above, any material Guaranty Obligation, contingent liabilities or liability for taxes, long-term lease or unusual forward or long-term commitment, including,

without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.



     6.2  No Change.

      Since December 31, 1998 there has been no development or event which has had a Material Adverse Effect.



     6.3  Corporate Existence; Compliance with Law.

      Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or partnership power and authority and the legal right to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or partnership and in good standing under the laws of each jurisdiction where its ownership,



lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing would not, in the aggregate, have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.



     6.4  Corporate Power; Authorization; Enforceable Obligations .

      Each of the Borrower and the other Credit Parties has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution,

delivery or performance of any Credit Document by the Borrower or the other

Credit Parties (other than those which have been obtained) or with the validity or enforceability of any Credit Document against the Borrower or the Guarantors.

Each Credit Document to which it is a party has been duly executed and delivered on behalf of the Borrower or the other Credit Parties, as the case may be.  Each

Credit Document to which it is a party constitutes a legal, valid and binding obligation of the Borrower or the Guarantors, as the case may be, enforceable against the Borrower or the other Credit Parties, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles

(whether enforcement is sought by proceedings in equity or at law).



     6.5  No Legal Bar; No Default.

      The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the proceeds of Extensions of Credit will not violate any Requirement of Law or any Contractual Obligation of the Borrower

or its Subsidiaries (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any

Lien on any of its or their respective properties or revenues pursuant to any

Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents.  Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its

Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.



     6.6  No Material Litigation.

      Except as set forth in Schedule 6.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or,

to the best knowledge of the Borrower and the other Credit Parties, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby, or (b) which, if adversely determined, would reasonably be expected to have a Material Adverse

Effect.



     6.7  Investment Company Act.

      Neither the Borrower nor any of the other Credit Parties is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.



     6.8  Federal Regulations.

      No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with,

the provisions of Regulation T, U or X of the Board of Governors of the Federal

Reserve System as now and from time to time hereafter in effect.  The Borrower and its Subsidiaries taken as a group do not own "margin stock" except as identified in the financial statements referred to in Section 6.1 and the aggregate value of all "margin stock" owned by the Borrower and its Subsidiaries taken as a group does not exceed 25% of the value of their assets.



     6.9  ERISA.

      Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect.  No termination of a Single

Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which would reasonably be expected to have a Material Adverse

Effect.  The present value of all accrued benefits under each Single Employer

Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP,

would reasonably be expected to have a Material Adverse Effect.  Neither the

Borrower nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which would reasonably be expected to have a Material Adverse Effect.  For purposes of this Section 6.9 only, the parties hereto agree that "Material Adverse Effect"

shall include any event referred to in this Section 6.9 which would (or could be reasonably expected to) cause a reduction in Consolidated Net Worth of ten percent (10%) or more.



     6.10 Environmental Matters.

      Except to the extent that all of the following, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:



      (a) To the best knowledge of the Borrower and the other Credit Parties,

     the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain any Materials of

     Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability under, any Environmental

     Law.



      (b) To the best knowledge of the Borrower and the other Credit Parties,

     the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at,

     under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business").



      (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with

     Environmental Laws with regard to any of the Properties or the Business,

     nor do the Borrower nor the other Credit Parties have knowledge or reason to believe that any such notice will be received or is being threatened.



      (d) To the best knowledge of the Borrower and the other Credit Parties,

     Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under any Environmental Law, nor have any

     Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable

     Environmental Law.



      (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower and the other Credit Parties,

     threatened, under any Environmental Law to which the Borrower or any

     Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.



      (f) To the best knowledge of the Borrower and the other Credit Parties,

     there has been no release or threat of release of Materials of

     Environmental concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the

     Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under

     Environmental Laws.



     6.11 Use of Proceeds.

      Extensions of Credit hereunder may be used solely to (i) refinance

Indebtedness under the Prior Credit Agreement and (ii) provide for working capital and other general corporate purposes, including capital expenditures and acquisitions not prohibited by this Credit Agreement.



     6.12 Subsidiaries.

      Set forth on Schedule 6.12 is a complete and accurate list of all

Subsidiaries of the Borrower.  Information on the attached Schedule includes state of incorporation; the number of shares of each class of capital stock or other equity interests outstanding; the number and percentage of outstanding shares of each class of stock; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights.  The outstanding capital stock and other equity interests of all such

Subsidiaries is validly issued, fully paid and non-assessable and is owned, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents).  Subject to the terms of this Agreement,

the Borrower may, from time to time, amend Schedule 6.12 by delivering

(effective upon receipt) to the Agent and each Lender a copy of such amended

Schedule 6.12 which shall (i) be dated the date of delivery, (ii) be certified by a duly authorized officer of the Borrower as true, complete and correct as of such date as delivered in replacement for the Schedule 6.12 previously in effect, and (iii) show in reasonable detail (by blacklining or other appropriate graphic means) the changes from the predecessor Schedule 6.12.



     6.13 Taxes.

      Each of the Borrower and its Subsidiaries has filed, or caused to be filed, all material tax returns (Federal, state, local and foreign) required to be filed and paid all taxes shown thereon to be due (including interest and penalties) and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by them, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP.  The Borrower is not aware of any proposed material tax assessments against it or any of its Subsidiaries.



     6.14 Solvency.

      The Borrower and its Subsidiaries, both collectively and individually, is and, after execution of this Credit Agreement and after giving effect to the

Indebtedness and Guarantee Obligations incurred hereunder, will be Solvent.





     6.15 Year 2000 Compliance.

      The Credit Parties have (i) reviewed and assessed all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year

2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable.  Based on the foregoing, each of the Credit Parties believes that all computer applications

(including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"),

except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.



     6.16 Licenses, Permits and Franchises.

      Each of the Credit Parties has obtained and maintained in full force and effect all licenses, permits, franchises or other certifications, consents,

approvals and authorizations, governmental or private, necessary to the ownership of its property and to the conduct of its business, except to the extent that a failure to do so could not reasonably be expected to have a

Material Adverse Effect.



                                   SECTION 7



                             AFFIRMATIVE COVENANTS



      Each of the Credit Parties hereby covenants and agrees that on the Closing

Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note or Letter of Credit remains outstanding and unpaid and the Obligations, together with interest, Commitment Fees and all other amounts owing to the Agent or any Lender hereunder, are paid in full, the

Borrower shall, and in the case of subsections 7.3, 7.4, 7.5, 7.6, 7.7, 7.8,

7.10 and 7.11 shall cause each of its Subsidiaries, to:



     7.1  Financial Statements.

      Furnish to the Agent and each of the Lenders:



      (a) Annual Financial Statements.  As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated

     Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows of the

     Borrower and its consolidated Subsidiaries for such year, audited by

     Coopers & Lybrand or other firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Required

     Lenders, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification; and



      (b) Quarterly Financial Statements.  As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of the Borrower, a company-prepared consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period and related company-prepared statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments).



all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-

end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein) and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in Section 1.3.



     7.2  Certificates; Other Information.

      Furnish to the Agent and each of the Lenders:



      (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any

     Default or Event of Default, except as specified in such certificate;



      (b) concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, the

     Borrower during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every material condition, contained in this Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculation required to indicate compliance with Section 7.9;



      (c) within thirty days after the same are sent, copies of all reports

     (other than those otherwise provided pursuant to subsection 7.1) and other financial information which the Borrower sends to its stockholders, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;



      (d) promptly, such additional financial and other information as the

     Agent, at the request of any Lender, may from time to time reasonably request.



     7.3  Payment of Obligations.

      Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice

(subject, where applicable, to specified grace periods) all its material obligations of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations

(including without limitation, obligations to pay taxes), except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with

GAAP with respect thereto have been provided on the books of the Borrower or its

Subsidiaries, as the case may be.



     7.4  Conduct of Business and Maintenance of Existence.

      Continue to engage in business of the same general type as now conducted by it on the date hereof and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights,

privileges, licenses, permits and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and

Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.



     7.5  Maintenance of Property; Insurance.

      Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Agent, upon written request, full information as to the insurance carried; provided, however, that the Borrower and its Subsidiaries may maintain self insurance plans to the extent companies of similar size and in similar businesses do so.



     7.6  Inspection of Property; Books and Records; Discussions.

      Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and

permit, during regular business hours and upon reasonable notice by the Agent,

the Agent and, after the occurrence and during the continuance of an Event of

Default, any of the Lenders to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than materials protected by the attorney-client privilege and materials which the

Borrower may not disclose without violation of a confidentiality obligation binding upon it) at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.



     7.7  Notices.

      Give notice to the Agent (which shall promptly transmit such notice to each Lender) of:



      (a) immediately (and in any event within two (2) Business Days) after the

     Borrower knows or has reason to know thereof, the occurrence of any Default or Event of Default;



      (b) promptly, any default or event of default under any Contractual

     Obligation of the Borrower or any of its Subsidiaries or the Borrower which would reasonably be expected to have a Material Adverse Effect;



      (c) promptly, any litigation, or any investigation or proceeding

     (including without limitation, any governmental or environmental proceeding) known to the Borrower, affecting the Borrower or any of its

     Subsidiaries or the Borrower which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;



      (d) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination,

     Reorganization or Insolvency of, any Multiemployer Plan or (ii) the

     institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan



     with respect to the withdrawal from, or the terminating, Reorganization or

     Insolvency of, any Plan; and



      (e) promptly, any other development or event which would reasonably be expected to have a Material Adverse Effect.



Each notice pursuant to this subsection shall be accompanied by a statement of a

Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.



     7.8  Environmental Laws.

      (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;



      (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under

     Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding

     Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not reasonably be expected to have a Material Adverse

     Effect; and



      (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities,

     settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any

     Environmental Law applicable to the operations of the Borrower, any of its

     Subsidiaries or the Properties, or any orders, requirements or demands of

     Governmental Authorities related thereto, including, without limitation,

     reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.  The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.



     7.9  Financial Covenants.

      (a) Consolidated Net Worth.  At all times, Consolidated Net Worth shall be not less than the sum of $120 million plus on the last day of each fiscal quarter to occur after September 30, 1998, fifty percent (50%) of Consolidated

Net Income for the fiscal quarter then ended (but not less than zero), such increases to be cumulative, plus fifty percent (50%) of the Net Proceeds from

Equity Transactions occurring after the Closing Date.



      (b) Consolidated Leverage Ratio.  As of the end of each fiscal quarter,

the Consolidated Leverage Ratio shall be not greater than 3.25:1.0.



      (c) Consolidated Interest Coverage Ratio.  As of the end of each fiscal quarter, the Consolidated Interest Coverage Ratio shall be not less than

2.5:1.0.



     7.10 Additional Subsidiary Guarantors.

      Where Domestic Subsidiaries of the Borrower which are not Guarantors hereunder (the "Non-Guarantor Domestic Subsidiaries") shall, as a group, at any time constitute more than either



      (i) two percent (2%), in any instance, or five percent (5%), in the aggregate, of consolidated total assets, or



      (ii)     two percent (2%), in any instance, or five percent (5%), in the aggregate, of Consolidated EBITDA,



(collectively, the "Threshold Requirement"), then the Borrower will promptly notify the Agent thereof, and promptly cause one or more Domestic Subsidiaries to become a "Guarantor" hereunder by way of execution of a Joinder Agreement,

together with supporting resolutions, incumbency certificates, corporate formation and organizational documentation and opinions of counsel as the Agent may reasonably request, such that immediately after the joinder of such

Subsidiaries as Guarantors hereunder, the remaining Non-Guarantor Domestic

Subsidiaries shall not, individually or as a group, exceed the Threshold

Requirement.



     7.11 Year 2000 Compatibility.

      Take all action reasonably necessary to assure that its computer based systems are able to operate and effectively process data including dates on and after January 1, 2000, and, at the reasonable request of the Agent or the

Required Lenders, provide evidence to the Lenders of such year 2000 compatibility.



     7.12 Amendment of Note Purchase Agreement.

     Within thirty (30) days of the Closing Date, furnish to the Agent a certified copy of an amendment to the Note Purchase and Private Shelf



     Agreement, which amendment shall be in form and substance satisfactory to the Agent and the Required Lenders and which amendment shall modify the covenants therein such that such covenants shall be consistent with the covenants contained herein.





                                   SECTION 8



                               NEGATIVE COVENANTS



      Each of the Credit Parties hereby covenants and agrees that on the Closing

Date, and thereafter for so long as this Agreement is in effect and until the

Commitments have terminated, no Note or Letter of Credit remains outstanding and unpaid and the Obligations, together with interest, Commitment Fees and all other amounts owing to the Agent or any Lender hereunder, are paid in full, the

Borrower shall, and shall cause each of its Subsidiaries and the Borrower, to:



     8.1  Indebtedness.

      The Borrower will not, nor will it permit any Subsidiary to, contract,

create, incur, assume or permit to exist any Indebtedness, except:



      (a) Indebtedness arising or existing under this Agreement and the other

     Credit Documents;



      (b) Indebtedness existing as of the Closing Date and set out in Schedule

     8.1(b) and amendments, renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension and on terms and conditions not materially less favorable to the Borrower and its Subsidiaries than for such existing Indebtedness;



      (c) Indebtedness incurred after the Closing Date consisting of Capital

     Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset provided that (i) such

     Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total aggregate amount of all such Indebtedness of the Borrower and its subsidiaries, as a group, shall not exceed $10,000,000 at any time outstanding;



      (d) Unsecured intercompany Indebtedness between a Credit Party and another

     Credit Party;



      (e) Indebtedness and obligations owing under Interest Protection

     Agreements relating to the Loans hereunder and currency protection agreements and commodity purchase or option agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;



      (f) Subordinated Debt of the Borrower provided that (i) the terms of subordination and other terms and provisions of which are acceptable to the

     Required Lenders in their reasonable discretion and (ii) the aggregate principal amount of Subordinated Debt shall not exceed $150,000,000 at any time outstanding;



      (g) Guarantee Obligations of a Credit Party relating to Indebtedness of another Domestic Credit Party otherwise permitted under this Section 8.1;



      (h) Public or privately placed unsecured Funded Debt in an aggregate amount up to $50,000,000 at any time outstanding and on terms and conditions not materially less favorable to the Borrower and its

     Subsidiaries than the terms and conditions herein;



      (i) Indebtedness incurred by a Credit Party in connection with a Permitted

     Sale-Leaseback Transaction, provided that the aggregate amount of such

     Indebtedness shall not exceed $20,000,000 at any time outstanding;



     (j)  Indebtedness and obligations in connection with factoring arrangements or similar financing arrangements involving the sale or financing of accounts or other receivables; provided that the total attributed principal amount of all such financings shall not exceed $25 million in the aggregate;



      (k) unsecured commercial paper to the extent that the Borrower has unused unsecured lines of credit or other availability backing up such commercial paper;



      (l) Indebtedness assumed by a Credit Party in connection with an acquisition permitted by Section 8.4(c), provided that no Default or Event of Default would exist after giving effect to the assumption of such

     Indebtedness on a Pro Forma Basis; and



      (m) other Indebtedness of the Borrower and its Subsidiaries, as a group,

     which does not exceed $15,000,000 in the aggregate at any time outstanding.



     8.2  Liens.

      The Borrower will not, nor will it permit any Subsidiary to, contract,

create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted

Liens.



     8.3  Nature of Business.

      The Borrower will not, nor will it permit any Subsidiary to, alter the character of its business in any material respect from that conducted as of the

Closing Date.



     8.4  Consolidation, Merger, Sale or Purchase of Assets, etc.

      The Borrower will not, nor will it permit any Subsidiary to,



      (a) dissolve, liquidate or wind up its affairs, sell, transfer, lease or otherwise dispose of any substantial part of its property or assets outside of the ordinary course of business or agree to do so at a future time except the following, without duplication, shall be expressly permitted:



               (i)  Specified Sales;



               (ii) the sale, transfer, lease or other disposition of property or assets not in the ordinary course of business (other than Specified

          Sales), where and to the extent that such transaction is the result of a Recovery Event and the Net Proceeds therefrom are used to repair or replace damaged property or to purchase or otherwise acquire new assets or property provided that such purchase or acquisition is committed to within 180 days of receipt of the Net Proceeds from the

          Recovery Event and such purchase or acquisition is consummated within

          270 days of such receipt; and



               (iii)     the sale, lease or transfer of property or assets by a

          Credit Party other than the Borrower to a Domestic Credit Party.



     As used herein, "substantial part" shall mean property and assets, the book value of which, when added to the book value of all other assets sold,



     leased or otherwise disposed of by the Borrower and its Subsidiaries (other than in the ordinary course of business),



               (i)  shall in any fiscal year exceed 10% of Consolidated Tangible

          Assets determined as of the end of the immediately preceding fiscal year; or



               (ii) shall from the Closing Date exceed $100 million.



      (b) enter into any transaction of merger or consolidation, provided,

     however, that so long as no Default or Event of Default would be directly or indirectly caused as a result thereof,



               (i)  a Domestic Subsidiary may merge or consolidate with another

          Domestic Subsidiary, provided that (A) the Borrower shall be the surviving entity if it is a party thereto, and (B) a Domestic Credit

          Party shall be the surviving entity if it is a party thereto or the surviving entity becomes a Domestic Credit Party pursuant to the terms of Section 7.10(a) immediately after the consummation of such merger or consolidation;



               (ii) a Foreign Subsidiary may merge or consolidate with any other

          Foreign Subsidiary;



               (iii)     a Foreign Subsidiary may merge or consolidate with a

          Domestic Subsidiary, provided that the Domestic Subsidiary shall be the surviving entity and the applicable conditions set forth in

          Section 7.10 are complied with in connection therewith; and



               (iv) a Subsidiary may merge or consolidate with any Person that is not a Subsidiary, provided that (A) the applicable conditions set forth in Section 7.10 and Section 8.4(c) are complied with in connection with such acquisition by merger or consolidation and (B)

          the Board of Directors of the Person that is the subject of the acquisition, merger or consolidation shall have consented to and approved the acquisition, merger or consolidation.



      (c) other than the Kyees Acquisition, purchase, lease or otherwise acquire

     (in a single transaction or a series of related transactions) (i) all or any portion of the capital stock or securities of any other Person or (ii)

     all or any substantial part of the property or assets of any other Person,

     unless:



               (A)  where the aggregate cost (including all cash paid, seller financing provided, debt assumed and stock transferred in respect thereof) of any such individual acquisition shall not exceed

          $200,000,000;



               (B)  where the aggregate cost (including all cash paid, seller financing provided, debt assumed and stock transferred in respect thereof) of all such acquisitions shall not exceed $300,000,000 in any calendar year;



            (C)     if after giving effect thereto such Person is not a

          Subsidiary, such acquisition is permitted pursuant to Section 8.5;



            (D)     no Default or Event of Default would exist after giving

          effect to any such acquisition on a Pro Forma Basis; and



            (E)     the Board of Directors of the Person that is the subject of such acquisition shall have consented to and approved the acquisition.



     8.5  Advances, Investments and Loans.

     The Borrower will not, nor will it permit any Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock,

obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments.



     8.6  Transactions with Affiliates.

      Except as permitted in subsection (iv) of the definition of Permitted

Investments, the Borrower will not, nor will it permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer,

director, shareholder or Affiliate.



     8.7  Ownership of Subsidiaries.

      The Borrower will not, nor will it permit any Subsidiary to, create, form or acquire a Subsidiary, unless any such domestic Subsidiary shall become an

Additional Credit Party in accordance with the provisions of Section 7.10, or the investment in any such foreign Subsidiary shall constitute a Permitted

Investment.



     8.8  Fiscal Year.

      The Borrower will not, nor will it permit any Subsidiary to, change its fiscal year, except with the prior written consent of the Agent.



     8.9  Prepayments of Indebtedness, etc.

      The Borrower will not, nor will it permit any Subsidiary to,



      (a) after the issuance thereof, amend or modify, or permit the amendment or modification of, any of the terms of subordination or other terms or provisions relating to any senior Indebtedness for borrowed money or

     Subordinated Debt if such amendment or modification is reasonably adverse to interests of the Lenders as determined by Required Lenders in their discretion;



      (b) make (or give notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value (including,

     without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due)

     or exchange of any senior Indebtedness for borrowed money or Subordinated

     Debt permitted pursuant to Section 8.1, except to the extent repaid from the Net Proceeds of any Equity Transaction;



      (c) make any prepayment, redemption, acquisition for value of (including,

     without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due)

     refund, refinance or exchange of any Subordinated Debt; or



      (d) consent to or otherwise permit any amendment or modification

     (including by way of waiver) to the representations, covenants or events of default under the Note Purchase and Private Shelf Agreement or otherwise relating to the Series A Senior Notes or Shelf Notes issued thereunder if,

     and to the extent that, the terms would be less favorable to the Borrower or the other Credit Parties in any material respect than the representations, covenants or events of default in effect on the date of this Credit Agreement, unless the amendment or modification conforms to amendments or modifications under this Credit Agreement and is no less favorable to or more restrictive on the Borrower or the Credit Parties than the terms hereof, as amended and modified.



As used herein, "Subordinated Debt" means any indebtedness for borrowed money which by its terms is, or upon the happening of certain events may become,

subordinated in right of payment to the Obligations hereunder and other amounts owing hereunder or in connection herewith.



     8.10 Dividends.

      The Borrower will not, nor will it permit any non-wholly-owned

Subsidiaries to, make any payment, distribution or dividend (other than a dividend or distribution payable solely in stock or equity interest of the

Person making the dividend or distribution) on or any payment on account of the purchase, redemption or retirement of, or any other distribution on, any partnership interest, share of any class of stock or other ownership interest in such Person, if and to the extent that a Default or Event of Default shall exist or would exist after giving effect thereto.



     8.11 Foreign Assets.

      No more than twenty-five percent (25%) of assets of the Borrower and its

Subsidiaries, taken as a whole on a consolidated basis, will at any time be held by Foreign Subsidiaries.





                                   SECTION 9



                               EVENTS OF DEFAULT



      Upon the occurrence of any of the following events (each of which shall constitute an "Event of Default"):



      (a) The Borrower shall fail to pay any principal on any Note when due in accordance with the terms thereof or hereof; or the Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Note or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof and such failure shall continue unremedied for five (5) Business Days (or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guarantee Obligations thereunder); or



      (b) Any representation or warranty made or deemed made by the Borrower or other Credit Party herein or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or



      (c) The Borrower shall (i) default in the due performance or observance of

     Section 7.7, 7.9 or 8.10, or (ii) default in the observance or performance of any other term, covenant or agreement contained in this Agreement (other than as described in subsections 9(a), 9(b) or 9(c)(i) above), and such default shall continue unremedied for a period of 30 days or more; or



      (d) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the

     Notes) in a principal amount outstanding of at least $2,000,000 in the aggregate for the Borrower and its Subsidiaries or in the payment of any matured Guarantee Obligation in a principal amount outstanding of at least

     $2,000,000 in the aggregate for the Borrower and its Subsidiaries beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee

     Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness in a principal amount outstanding of at least $2,000,000 in the aggregate for the Borrower and its Subsidiaries or Guarantee Obligation in a principal amount outstanding of at least $2,000,000 in the aggregate for the Borrower and its Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries)

     to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or



      (e) (i) The Borrower or any of its Subsidiaries shall commence any case,

     proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency,

     reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up,

     liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian,

     conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any

     Subsidiary any case, proceeding other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the

     Borrower or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any

     Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or



      (f) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $2,000,000 or more and all such judgments or decrees shall not have been paid and satisfied,

     vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or



      (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any

     Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the

     Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate,

     any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a Trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower, any of its

     Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of,



     any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i)

     through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or



      (h) Either (i) a "person" or a "group" (within the meaning of Sections

     13(d) and 14(d)(2) of the Securities Exchange Act of 1934 other than members of management of the Borrower as of the Closing Date) becomes the

     "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange

     Act of 1934) of more than 30% of the then outstanding voting stock of the

     Borrower or (ii) a majority of the Board of Directors of the Borrower shall consist of individuals who are not Continuing Directors; "Continuing

     Director" means, as of any date of determination, (A) an individual who on the date two years prior to such determination date was a member of the

     Borrower's Board of Directors or (B) any new Director whose nomination for election by the Borrower's shareholders was approved by a vote of at least

     75% of the Directors then still in office who either were Directors on the date two years prior to such determination date or whose nomination for election was previously so approved; or



      (i) The Guaranty or any provision thereof shall cease to be in full force and effect or any Credit Party or any Person acting by or on behalf of any

     Credit Party shall deny or disaffirm any Credit Party's obligations under the Guaranty; or



      (j) Any other Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the security interests, liens, rights,

     powers and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive);





then, and in any such event, (A) if such event is an Event of Default specified in paragraph (e) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the written consent of the

Required Lenders, the Agent may, or upon the written request of the Required

Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate;

and (ii) the Agent may, or upon the written request of the Required Lenders, the

Agent shall, by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the

Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable.  Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived.





                                   SECTION 10



                               AGENCY PROVISIONS



     10.1 Appointment.

      Each Lender hereby designates and appoints NationsBank, N.A. as administrative agent (in such capacity as Agent hereunder, the "Agent") of such

Lender to act as specified herein and the other Credit Documents, and each such



Lender hereby authorizes the Agent as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other

Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents,

together with such other powers as are reasonably incidental thereto.

Notwithstanding any provision to the contrary elsewhere herein and in the other

Credit Documents, the Agent shall not have any duties or responsibilities,

except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions,

responsibilities, duties, obligations or liabilities shall be read into this

Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent.  The provisions of this Section are solely for the benefit of the Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof.  In performing its functions and duties under this Credit Agreement and the other Credit Documents,

the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any other Credit Party.  The title of Documentation

Agent is bestowed in recognition of the Documentation Agent's participation in this credit, and such title shall not impose or imply any duties or responsibilities whatsoever of the Documentation Agent, in its capacity as such,

to the Borrower, the Guarantors, the Agent or the Lenders.



     10.2 Delegation of Duties.

      The Agent may execute any of its duties hereunder or under the other

Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The

Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.



     10.3 Exculpatory Provisions.

      Neither the Agent nor any of its officers, directors, employees, agents,

attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii)

responsible in any manner to any of the Lenders for any recitals, statements,

representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency herefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder.  The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports,

certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit

Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions,

covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit

Parties.



     10.4 Reliance on Communications.

      The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate,



affidavit, letter, cablegram, telegram, telecopy, telex or teletype message,

statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or

Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of the other Credit Parties,

independent accountants and other experts selected by the Agent with reasonable care).  The Agent may deem and treat the Lenders as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 11.6(d).  The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.1, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the

Lenders (including their successors and assigns).



     10.5 Notice of Default.

      The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Credit Party referring to the Credit

Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.  The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.





     10.6 Non-Reliance on Agent and Other Lenders.

      Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the

Borrower, shall be deemed to constitute any representation or warranty by the

Agent to any Lender.  Each Lender represents to the Agent that it has,

independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property,

financial and other conditions, prospects and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Credit

Agreement.  Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the  business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower.  Except for notices, reports and other documents expressly required to be furnished to the

Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees,

agents, attorneys-in-fact or affiliates.



     10.7 Indemnification.

      The Lenders agree to indemnify the Agent and the Documentation Agent in their respective capacities as such (to the extent not reimbursed by the



Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties,

actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the termination of this Credit Agreement) be imposed on, incurred by or asserted against the Agent and/or the Documentation Agent in their respective capacities as such in any way relating to or arising out of this Credit

Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent and/or the Documentation Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses,

damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent and/or the Documentation Agent, respectively.  If any indemnity furnished to the Agent and/or the Documentation Agent for any purpose shall, in the opinion of the

Agent and/or the Documentation Agent, be insufficient or become impaired, the

Agent may and/or the Documentation Agent call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.



     10.8 Agent in its Individual Capacity.

      The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit

Party as though the Agent were not Agent hereunder.  With respect to its Loans and Participation Interests, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though they were not Agent, and the terms "Lender" and "Lenders" shall include the

Agent in its individual capacity.



     10.9 Successor Agent.

      The Agent may, at any time, resign upon 20 days' written notice to the

Lenders.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment,

within 30 days after the notice of resignation, as appropriate, then the retiring Agent shall select a successor Agent provided such successor is a

Lender hereunder or a commercial bank organized under the laws of the United

States of America or of any State thereof and has a combined capital and surplus of at least $500,000,000.  Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring

Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Credit Agreement and the other

Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.



     10.10     Sharing Agreement.



     The Senior Noteholders have requested that the Lenders agree to, and that the Agent enter into on behalf of the Lenders, an Intercreditor Agreement substantially in the form attached as Schedule 10.10 (the "Sharing Agreement")

relating to amounts received from the Guarantors pursuant to the guaranty given hereunder.  By execution hereof, each Lender hereby acknowledges, and agrees with each other Lender and with each Senior Noteholder to be bound by, the terms of the Sharing Agreement and further authorizes and directs the Agent to enter into the Sharing Agreement on its behalf.  By its execution hereof, each Senior



Noteholder agrees with each Lender to be bound by the terms of the Sharing

Agreement.  Notwithstanding anything to the contrary contained in this Credit

Agreement, the agreement of each Lender in this Section 10.10 (and any defined terms used in this Section) cannot be amended, modified or otherwise changed or waived without the express written consent of the Senior Noteholders.





                                   SECTION 11



                                 MISCELLANEOUS



     11.1 Amendments and Waivers.

      Neither this Credit Agreement, nor any of the Notes, nor any of the other

Credit Documents, nor any terms hereof or thereof may be amended, supplemented,

waived or modified except in accordance with the provisions of this subsection.

The Required Lenders may, or, with the written consent of the Required Lenders,

the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit

Documents for the purpose of adding any provisions to this Credit Agreement or the other Credit Documents or (b) waive, on such terms and conditions as the

Required Lenders may specify in such instrument, any of the requirements of this

Credit Agreement or the other Credit Documents or any Default or Event of

Default and its consequences; provided, however, that no such waiver and no such amendment, waiver, supplement, modification or release shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (other than interest at the increased post-default rate) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the

Borrower of any of its rights and obligations under this Credit Agreement, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 10 without the written consent of the then

Agent, or (iv) release all or substantially all of the Guarantors without the written consent of all of the Lenders.  Any such waiver, any such amendment,

supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Notes.  In the case of any waiver, the Borrower, the

Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents,

and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.



     11.2 Notices.

      Except as otherwise provided in Section 2, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) when delivered by hand, (ii) when transmitted via telecopy (or other facsimile device) on a

Business Day between the hours of 8:30 A.M. and 5:00 P.M. (EST or EDT, as appropriate) (or on the following Business Day if sent after 5:00 P.M.) to the number set out herein, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or

(iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Borrower and the Agent, and as set forth on Schedule

11.2 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:



     The Credit Parties:      c/o The Manitowoc Company, Inc.

                         500 South 16th Street

                         P.O. Box 66

                         Manitowoc, Wisconsin  54221-0066

                         Attn:     Glen Tellock

                         Phone:    (920) 683-8122

                         Fax: (920) 683-8138



                         with a copy to:



                         Quarles & Brady

                         411 E. Wisconsin Avenue

                         Milwaukee, Wisconsin  53202

                         Attn:     Patrick M. Ryan

                              Andrew M. Barnes

                         Phone:    (414) 277-5000

                         Fax: (414) 271-3552



      The Agent:         NationsBank, N.A.

                         Independence Center, 15th Floor

                         NC1-001-15-04

                         Charlotte, North Carolina  28255

                         Attn:     Herb Boyd

                         Phone:    (704) 388-3225

                         Fax: (704) 386-9923



                         with a copy to:



                         NationsBank, N.A.

                         231 S. LaSalle Street, 9th Floor

                         Chicago, Illinois  60697

                         Attn:     Lisa Donoghue

                         Phone:    (312) 828-3898

                         Fax: (312) 987-0303



     11.3 No Waiver; Cumulative Remedies.

      No failure to exercise and no delay in exercising, on the part of the

Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.



     11.4 Survival of Representations and Warranties.

      All representations and warranties made hereunder and in any document,

certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans, provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.



     11.5 Payment of Expenses and Taxes.

      The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to,



the Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender, the

Documentation Agent and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Credit

Agreement, the Notes and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, the

Documentation Agent and to the Lenders (including reasonable allocated costs of in-house legal counsel), and (c) on demand, to pay, indemnify, and hold each

Lender, the Documentation Agent and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of,

or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the

Documentation Agent and the Agent and their Affiliates harmless from and against, any and all other liabilities, obligations, losses, damages, penalties,

actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement,

performance and administration of the Credit Documents and any such other

Documents and the use, or proposed use, of proceeds of the Loans (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Borrower shall not have any obligation hereunder to the Agent, the

Documentation Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent, the

Documentation Agent or any such Lender, (ii) legal proceedings commenced against the Agent, the Documentation Agent or any Lender by any other Lender or its participants, the Documentation Agent or the Agent or (iii) a breach of any of the Credit Documents by the Lenders.  The agreements in this subsection shall survive repayment of the Loans, Notes and all other amounts payable hereunder.



     11.6 Successors and Assigns; Participations; Purchasing Lenders.

      (a) This Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Credit Agreement or the other Credit Documents without the prior written consent of each Lender.



      (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder.  In the event of any such sale by a Lender of participating interests to a

     Participant, such Lender's obligations under this Credit Agreement to the other parties to this Credit Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Credit

     Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement.  No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Credit Agreement or any other Credit

     Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note or any installment thereon in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any

     Commitment or Loan shall be permitted without consent of any Participant if the Participant's participation is not increased as a result thereof), or

     (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement.  In the case of any such participation, the Participant shall not have any rights under this

     Credit Agreement or any of the other Credit Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that each Participant shall be entitled to the benefits of subsections 3.6,

     3.7, 3.8, 3.9 and 11.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.



      (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell or assign to any Lender or any affiliate thereof and with the consent of the Agent and, so long as no Event of Default has occurred and is continuing, the consent of the Borrower (which consents shall not be unreasonably withheld), to one or more additional banks or financial institutions

     ("Purchasing Lenders"), all or any part of its rights and obligations under this Credit Agreement and the Notes in minimum amounts of $10,000,000 (or,

     if less, the entire amount of such Lender's obligations) if the Purchasing

     Lender is not a Lender hereunder, or with no minimum amount if the



     Purchasing Lender is a Lender hereunder, pursuant to a Commitment Transfer

     Supplement, executed by such Purchasing Lender, such transferor Lender, the

     Agent (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof so long as no Event of Default has occurred and is continuing, by the Borrower), and delivered to the Agent for its acceptance and recording in the Register.  Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such

     Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer

     Supplement, have the rights and obligations of a Lender hereunder with a

     Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Credit Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Credit

     Agreement, such transferor Lender shall cease to be a party hereto).  Such

     Commitment Transfer Supplement shall be deemed to amend this Credit

     Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of

     Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Credit Agreement and the Notes.  On or prior to the Transfer

     Effective Date specified in such Commitment Transfer Supplement, the

     Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the Note delivered to the Agent pursuant to such Commitment

     Transfer Supplement a new Note to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment

     Transfer Supplement and, unless the transferor Lender has not retained a

     Commitment hereunder, a new Note to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder.  Such new Note shall be dated the Closing Date and shall otherwise be in the form of the



     Note replaced thereby.  The Note  surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "canceled".



      (d) The Agent shall maintain at its address referred to in subsection 11.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the

     Register as the owner of the Loan recorded therein for all purposes of this

     Credit Agreement.  The Register shall be available for inspection by the

     Borrower or any Lender at any reason able time and from time to time upon reasonable prior notice.



      (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Lender and a Purchasing Lender and the Agent (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof,

     by the Borrower) together with payment to the Agent (by the transferor

     Lender or the Purchasing Lender, as agreed between them) of a registration and processing fee of $3,500 for each Purchasing Lender listed in such

     Commitment Transfer Supplement, and the Notes subject to such Commitment

     Transfer Supplement, the Agent shall (i) accept such Commitment Transfer

     Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the

     Lenders and the Borrower.



      (f) The Borrower authorizes each Lender to disclose to any Participant or

     Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the

     Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Credit Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Credit Agreement; in each case subject to subsection 11.14.



      (g) At the time of each assignment pursuant to this subsection 11.6 to a

     Person which is not already a Lender hereunder and which is not a United

     States person (as such term is defined in Section 7701(a)(30) of the Code)

     for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Agent the appropriate Internal Revenue

     Service Forms (and, if applicable, a U.S. Tax Compliance Certificate)

     described in Section 3.9.



      (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Credit Agreement (including, without limitation, any right to payment of principal and interest under any Note)

     to any Federal Reserve Bank in accordance with applicable laws.



     11.7 Adjustments; Set-off.

      (a) Each Lender agrees that if any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon,

or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (e) of Section 9, or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided,

however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.  The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.



      (b) In addition to any rights and remedies of the Lenders provided by law

     (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law,

     upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims,

     in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the

     Borrower, or any part thereof in such amounts as such Lender may elect,

     against and on account of the obligations and liabilities of the Borrower to such Lender hereunder and claims of every nature and description of such

     Lender against the Borrower, in any currency, whether arising hereunder,

     under the Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors,

     receiver or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor,

     notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default.

     Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-

     off and application.



     11.8 Table of Contents and Section Headings.

      The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit

Agreement.



     11.9 Counterparts.

      This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Credit Agreement signed by all the parties shall be lodged with the Borrower and the Agent.



     11.10     Severability.

      Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.



     11.11     Integration.

      This Credit Agreement, the Notes and the other Credit Documents represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent, the Borrower or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes.



     11.12     Governing Law.

      This Credit Agreement and the Notes and the rights and obligations of the parties under this Credit Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of North

Carolina.



     11.13     Consent to Jurisdiction and Service of Process.

      All judicial proceedings brought against the Borrower or any other Credit

Party with respect to this Credit Agreement, any Note or any of the other Credit

Documents may be brought in any state or federal court of competent jurisdiction in the State of North Carolina, and, by execution and delivery of this Credit

Agreement, the Borrower and each of the other Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the non-

exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit

Agreement from which no appeal has been taken or is available.  The Borrower and each of the other Credit Parties irrevocably agrees that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail),

postage prepaid, to it at its address set forth in subsection 11.2 or at such other address of which the Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the Borrower and each of the other Credit

Parties to be effective and binding service in every respect.  The Borrower,

each of the other Credit Parties, the Agent and the Lenders irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrower and each of the other Credit Parties in the court of any other  jurisdiction.



     11.14     Confidentiality.

      The Agent and each of the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, Subsidiaries, Affiliates, auditors or counsel or to another Lender)

any information with respect to the Borrower and its Subsidiaries which is furnished pursuant to this Credit Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Borrower to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public, except that any Lender may disclose any such information (a) as has become generally available to the public other than by a breach of this subsection 11.14, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal

Deposit Insurance Corporation or the OCC or similar organizations (whether in the United States or elsewhere) or their successors or the National Association of Insurance Commissioners, (c) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, (d) as may be necessary or appropriate in the exercise of the

Agent's and the Lender's rights under this Credit Agreement or the other Credit

Documents, or (E) to any prospective Participant or assignee in connection with any contemplated transfer pursuant to Section 11.6, provided that such prospective transferee shall have been made aware of this Section 11.14 and shall have agreed to be bound by its provisions as if it were a party to this

Credit Agreement.



     11.15     Acknowledgments.

      Each of the Credit Parties hereby acknowledges that:



      (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;



      (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Credit Parties arising out of or in connection with this

     Credit Agreement and the relationship between Agent and Lenders, on one hand, and the Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and



      (c) no joint venture exists among the Lenders or among the Credit Parties and the Lenders.



     11.16     Waivers of Jury Trial.

      The Credit Parties, the Agent and the Lenders hereby irrevocably and unconditionally waive, to the extent permitted by applicable law, trial by jury in any legal action or proceeding relating to this Credit Agreement or any other

Credit Document and for any counterclaim therein.



                  [Remainder of Page Intentionally Left Blank]







      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.







BORROWER:           THE MANITOWOC COMPANY, INC.,

                    a Wisconsin corporation



                    By:  /s/ Glen E. Tellock

                         ----------------------

                    Name:     Glen E. Tellock

                    Title:    Treasurer



GUARANTORS:         MANITOWOC MEC, INC.,

                      a Nevada corporation

                    MANITEX, INC.,

                      a Texas corporation

                    FEMCO MACHINE COMPANY, INC.,

                      a Nevada corporation

                    KOLPAK MANUFACTURING COMPANY,

                      a Tennessee corporation

                    MANITOWOC EQUIPMENT WORKS, INC.,

                      a Nevada corporation

                    MANITOWOC MARINE GROUP, LLC,

                      a Nevada limited liability company

                    MANITOWOC ICE, INC.,

                      a Wisconsin corporation

                    KMT REFRIGERATION, INC.,

                      a Wisconsin corporation

                    MANITOWOC CRANES, INC.,

                      a Wisconsin corporation

                    SERVEND INTERNATIONAL, INC.,

                      a Nevada corporation

                    USTC, INC.,



                      a Nevada corporation

                    MANITOWOC BEVERAGE SYSTEMS, INC.,

                      a Nevada corporation



                    By:  /s/ Glen E. Tellock

                    -------------------------

                    Name:     Glen E. Tellock

                    Title:    Treasurer

                         for each of the foregoing





                    MANITOWOC CP, INC.,

                      a Nevada corporation

                    MANITOWOC CRANE GROUP, INC.,

                      a Nevada corporation

                    MANITOWOC FP, INC.,

                      a Nevada corporation

                    MANITOWOC FOODSERVICE GROUP, INC.,

                      a Nevada corporation



                    By:  /s/ Glen E. Tellock

                         -------------------

                    Name:     Glen E. Tellock

                    Title:    Authorized Representative

                         for each of the foregoing





LENDERS:       NATIONSBANK, N.A.,

               in its capacity as Agent and as a Lender



               By   /s/Lisa S. Donoghue



                    ----------------------

               Name Lisa S. Donoghue

               Title Sr. Vice President



               FLEET BANK, N.A.,

               in its capacity as Documentation Agent and as a Lender



               By  /s/ Christopher Mayrose

                    -----------------------

               Name  Christopher Mayrose

               Title  Vice President



               THE FIRST NATIONAL BANK OF CHICAGO



               By   /s/Jenny Gilpin

                    -------------------

               Name  Jenny Gilpin

               Title   Vice President





               THE NORTHERN TRUST COMPANY



               By  /s/  Lisa M. Taylor

                    -------------------

               Name   Lisa M. Taylor

               Title   Second Vice President



               THE BANK OF NEW YORK



               By  /s/ Mark T. Familo

               Name  Mark T. Familo



               Title  Vice President



               ASSOCIATED BANK LAKESHORE NATIONAL ASSOCIATION



               By   /s/ Scott A Yeoman

                    -------------------

               Name  Scott A Yeoman

               Title  President





               FIRSTAR BANK MILWAUKEE, N.A.



               By  /s/ Thomas V. Richtman

                    ------------------------

               Name  Thomas V. Richtman

               Title  Vice President



               M&I MARSHALL & ILSLEY BANK



               By   /s/ Thomas R. Johnson

                    -------------------

               Name  Thomas R. Johnson

               Title   Senior Vice President



               By   /s/  James R. Miller

               Name  James R. Miller

               Title  Vice President



               FIFTH THIRD BANK



               By  /s/ Kevin J Walter



               -------------------------

               Name  Kevin J Walter

               Title  Corporate Banking Officer



               LASALLE NATIONAL BANK



               By /s/  James A. Meyer

               --------------------------

               Name  James A. Meyer

               Title  First Vice President